Reserves Attributable to Trio Petroleum Corp
South Salinas Area
for
Development Plan Phases 1 and 2

Effective Date October 31, 2021

SEC Reserve Definitions & Pricing Guidelines

Prepared for

Trio Petroleum Corp

January 2022

KLS Petroleum Consulting LLC

KLS Petroleum Consulting LLC
3400 S. Broadway, Unit 100
Englewood, Colorado 80113

January 28, 2022

Mr. Frank C. Ingriselli
Chief Executive Officer
Trio Petroleum Corp.
5401 Business Park, Suite 115
Bakersfield, CA 93309

RE: **Reserves Attributable to Trio Petroleum Corp., S. Salinas Area, Effective Date October 31, 2021**

Dear Mr. Ingriselli:

At the request of Trio Petroleum Corp., KLS Petroleum Consulting LLC (KLSP) has evaluated the oil and gas reserves and future net revenue attributable to Trio Petroleum Corp.'s interests in the South Salinas project area of Monterey County, California. The purpose of the report is for inclusion as an exhibit in a filing that Trio Petroleum intends to make with the U.S. Securities and Exchange Commission. The reserves and their determination are consistent with definitions found in Rule 4-10 of SEC Regulation S-X (17CFR part 210), and Subpart 1200 of Regulation S-K. The effective date of this report is October 31, 2022. The work described herein was completed with issuance of this letter and report on January 28, 2022. It is the understanding of KLSP that the reserves covered in this report represent the entirety of Trio Petroleum Corp's reserves. The assumptions, data, methods, and procedures used in this analysis are detailed below, and are appropriate for the purpose served by the report. KLSP has used all methods and procedures it considered necessary under the circumstances to prepare this report.

A Development Project is described herein that is consistent with the capital commitment Trio Petroleum indicates will be available in the near term (Phase 1) and upon demonstration of success (Phase 2). Phase 1 uses existing exploration permits to drill three wells beginning in May 2022. Four additional wells will be drilled upon securing a Development Permit from Monterey County in October 2023. Trio's total Phase 1 investment is 18.6 million dollars ($MM) and provides for work to secure regulatory permits and drill or recomplete seven (7) wells. Phase 2 begins July 2024 and employs $37.7 MM to drill 12 wells and install associated infrastructure. The economic analysis includes additional capital to plug and abandon the wells, including surface location cleanup, according to guidelines specified by California Geologic Energy Management Division (CALGEM) regulations.

The net reserves and revenues attributable to Trio Petroleum are summarized below by reserve category and Development Plan Phase. Even though some of the reserves will be produced from existing wells, there will be significant expenditures required for recompletion so the reserves are considered Undeveloped. All other wells will be new wells on undrilled acreage, so their reserves are also Undeveloped. Future net revenue and discounted present value are on a before federal income tax (BFIT) basis. Reserve volumes are expressed in thousands of stock tank barrels of oil (MSTB) and millions of standard cubic feet of gas (MMCF). The effective date of this report for purposes of reserve assignment and the discounting of future cash flows is October 31, 2021.

Reserve Category by Development Plan Phase	Net Trio Oil Reserves (MSTB)	Net Trio Gas Reserves (MMCF)	Undiscounted Net Cash Flow, Thousands $	Net Cash Flow Discounted at 10%, Thousands $
Probable Undeveloped (P2) - Phase 1	1,975.0	2,022.9	95,573	28,194
Probable Undeveloped (P2) – Phase 2	3,123.9	3,206.8	145,127	34,001
TOTAL Probable Undeveloped	**5,098.9**	**5,229.7**	**240,700**	**62,195**
Possible Undeveloped (P3) – Phase 1	3,742.0	6,732.4	262,325	108,855
Possible Undeveloped (P3) - Phase 2	7,258.3	11,603.2	499,464	174,621
TOTAL Possible Undeveloped	**11,000.3**	**18,335.6**	**761,789**	**283,476**

TABLES 11 through 16 provide detailed economic output for each of the line-item reserves summarized above. **TABLE 22** provides a list of nomenclature for the characterization of reserves used in this report. **FIGURE 32** is a plot of forecast oil and gas production for the P2 (Probable) and 3P (Probable + Possible) cases. Working and net revenue interests were provided by Trio Petroleum and are 82.74853 percent and 66.19882 percent, respectively. The economic analysis used constant oil and gas prices equal to $65.99 per barrel of oil and $3.72 per MCF (million BTU). Since the reserves in this report are Undeveloped, these prices are not based on recent realized prices. Rather, these prices were determined using the average of appropriate first-of-month postings for the period November 1, 2020, to October 1, 2021. The oil posting was Chevron's Buena Vista Hills crude having a 26-degree API oil gravity, while gas prices used a ten percent premium to Henry Hub based on industry experience in the Sacramento Basin just north of South Salinas. Natural gas liquids will likely be derived from produced gas prior to sales, but neither the product revenue nor the cost associated with the extraction of the NGLs have been included in this analysis.

Drilling, completion, and operating expenses are based on information provided by Trio Petroleum or estimated from industry analogs. Wells histories, geologic exhibits and analyzed logs were available from the files of Trio Petroleum for most of the wells that have been drilled in South Salinas. This information was supplemented as needed from WellDatabase, which is a subscription service that obtains information from the California Division of Oil & Gas. Other information relevant to the fields used as analogs to South Salinas was obtained from the files of KLSP.

Production histories of wells drilled in South Salinas have been limited to short periods of testing or production, so analogs and probabilistic methods were used to estimate reserves attributable to the development of South Salinas. The targeted Monterey Formation, a shale reservoir dominated by siliceous lithologies and exhibiting natural fracturing, has demonstrated oil productivity from numerous horizons over an interval of approximately 5000 feet. Oil gravities over this interval vary from about 21 to 38 API degrees. The analog fields that were used to support reserve estimates produce from the Monterey Formation and are very similar to South Salinas in depth, geology, reservoir characteristics, and oil properties. And in the case of the primary analog the structural setting is particularly analogous.

Possible reserves are also assigned to the Vaqueros formation which lies just below the Monterey. The Vaqueros, which is a sandstone formation with some interbedded shales, has produced in many California fields having similar stratigraphic and structural settings as South Salinas. While geologic and engineering data indicates it is highly prospective at South Salinas it has been reached by only six wells, none of which tested the interval. For these reasons only Possible reserves have been assigned to the Vaqueros.

The completion histories for at least five of the wells drilled in South Salinas demonstrate commercial oil productivity over significant portions of the Monterey. However, these histories also record problems with poor cement jobs, liner hanger leaks, and downhole mechanical failures that have prevented operators from establishing sustained production. There is also evidence that cyclical drops in oil prices or inadequate capitalization influenced operator decisions to not complete necessary well remediation work and establish production facilities required for long term production.

Because decline curve analysis could not be used to forecast reserves, and since the development of type curves was problematic due to the early historical time frame in which the analog fields were developed, probabilistic methods were employed. The interpretations of open hole logs, core, and test information were used to describe ranges and distributions of key reservoir parameters. These were then input to numerical simulation models that used Monte Carlo sampling and hundreds of runs to derive forecasts of production and ultimate recovery representing P90 (1P), P50 (2P) and P10 (3P) reserve estimates. As indicated in the nomenclature of **TABLE 22**, these estimates are also known as Proved, Proved+Probable, and Proved+Probable+Possible, respectively. The designation 'P50' means there is a 50 percent probability that the actual production will exceed the value reported as the P50 reserves. The P50 value, also considered the Best or Most Likely estimate, is derived from a cumulative frequency distribution of forecast reserves from the Monte Carlo simulations. The P10 reserve estimate has a 10 percent probability of exceeding the estimated recovery and is also known as the High estimate. Possible reserves are represented by the difference between the P10 and P50 estimates. Possible reserves are typically larger than Probable reserves. This is the result of the key reservoir parameter distributions reflecting their variation in nature, and when the most favorable parameters are sampled together the resulting calculation provides the highest, but least likely, values of estimated recoveries.

It is worth noting that while the use of hydraulic fracturing could possibly increase production rates and recoveries from the Monterey and Vaqueros formations, the forecasts derived herein reflect completion technologies that are currently allowed by the state of California, namely a modest acid treatment for "wellbore cleanout, maintenance and removal of formation damage**".**

While Proved reserves have not been assigned in this report, there is Reasonable Certainty that the P90 forecasts of oil and gas production may be realized in four (4) of the 19 well locations of the Development Plan. These four locations are at or adjacent to previously drilled wells that have demonstrated the capability to produce at commercial rates of oil and gas. Furthermore, the P90 forecasts generate positive cumulative undiscounted cash flow with the costs and prices used in this report. Because almost all of Trio's South Salinas leasehold is on a working ranch owned by a lessor who controls both surface and minerals and supports the Development Project, and because of Trio's demonstrated ability to work with state and county officials to develop and produce oil fields in proximity to South Salinas, award of the Development Permit is considered a Reasonable Expectation. However, since this report is intended for use by Trio Petroleum in a filing with the SEC, the definition of Proved reserves is subject to Part 210.4-10 in SEC Regulation S-X, which requires that project approval ***has been secured "by all necessary parties***

and entities, including government entities". As a result, Proved reserves have not been assigned in this report.

Probable reserves are assigned in certain areas where, as described above, reserves could be considered Proved if all regulatory approvals and permits were in place. Probable reserves are also assigned in areas where well control and interpretations of available data provide sufficient geologic evidence of reservoir continuity at structural positions above low known hydrocarbons (LKH), and where engineering evidence indicates the reservoir will have the requisite porosity, permeability, and oil saturation to produce commercial quantities of oil and gas. The assignment of Possible reserves does not incorporate a larger reservoir area, but rather Possible reserves are assigned to the same wells having Probable reserves because the probabilistic methods employed indicate there may be a greater percentage recovery of hydrocarbons than is appropriate for the 'Most Likely' reserve estimates.

STATEMENT OF RISK AND PREPARER INDEPENDENCE

It is KLSP's opinion that the estimated reserves and other reserve information as specified in this report are reasonable and have been prepared in accordance with the generally accepted petroleum engineering and evaluation principles as set forth in the SEC regulations cited above, and the Petroleum Resources Management System (PRMS), promulgated by the Society of Petroleum Engineers (SPE). However, while these estimates are prepared with reasonable care, unforeseen changes in future well and field performance, the impact of offset drilling, changes in market or regulatory conditions and sale contracts, along with changes in operating conditions and associated costs may all impact the ability to recover the reserves estimated in this report and, subsequently, generate the estimated cash flow. As a result, any use of or reliance on this report needs to recognize such risks and uncertainty, and KLSP makes no warranties concerning the ability to realize stated reserves or future estimated revenue in this report.

Neither KLSP nor any of its subcontractors have any financial interest in the subject properties or in Trio Petroleum Corp., and neither the employment to conduct this study nor the compensation for this study was contingent on KLSP's estimates of reserves and future income.

This report has been prepared by the undersigned, a Registered Professional Engineer in the states of Colorado (#24805) and Wyoming (#18407). The preparer has 40 years of experience as a petroleum engineer conducting reservoir engineering field studies and well analyses used to estimate reserves, perform economic analysis of forecast oil and gas volumes, and prepare reserve reports for privately held and publicly traded companies. The preparer has nearly 20 years of experience analyzing California oil and gas fields, many of which have geologic and reservoir characteristics like those of South Salinas.

It has been my pleasure to prepare this analysis for Trio Petroleum Corp. If you should have any questions concerning this analysis, please feel free to contact me at 303-908-5559, or Ken@kls-petroleum.com.

Very Truly Yours,

/s/ Kenneth L. Schuessler, P.E.

Kenneth L. Schuessler, P.E.
Managing Member
KLS Petroleum Consulting LLC

Table of Contents

List of Tables

List of Figures

1 Location and Geologic Setting

The South Salinas Project is located in the Salinas Basin (geologic basin) in Monterey County, California (**FIGURE 1, FIGURE 2, FIGURE 3**). There is a deep depocenter in the basin in the Project Area as shown in **FIGURE 1**. The top of Granitic basement in the depocenter is as deep as approximately -13,000' tvdss, whereas top of basement is at approximately -2,000' tvdss four miles to the north at giant San Ardo Field in T24S-R10E that to-date has produced a cumulative approximate 500 million barrels of oil. Oilfields in the basin are shown in **FIGURE 1**.

Major faults in the Project Area include the Rinconada Fault System and the King City (or Los Lobos) Fault. (**FIGURE 1**). There are many subsidiary faults, some of which can be quite significant, in the Project Area. These faults are generally considered to be right-lateral strike-slip faults and are associated with both transpressional and transtensional deformation.

FIGURE 1 Regional Setting of South Salinas Project (Source: Trio)


Generalized Structure: Top Basement (C.I. = 1,000')
Monroe Swell Field
Arroyo Seco Depocenter: ± 10,000'
N
King City Field
Rinconada Flt.
SHELF
BASIN
Paris Valley Field
McCool Ranch Field
Uplift associated with Rinconada, Jolon, San Antonio, Espinosa and other faults
UPLIFT
Hangman Hollow Field
King City or Los Lobos Flt.
Lynch Canyon Field
North San Ardo Field
Salinas Depocenter: ± 13,000'
6 mi
San Ardo Field Cum. ~ 500 million BO
South Salinas Project
Pacific Ocean
coastline
30 sq. miles 3D seismic
Rinconada Fault

Trio owns a modern, 30 square-mile 3D seismic survey in South Salinas (**FIGURE 2**) and has license to an extensive grid of 2D seismic lines. Trio has mineral leases covering approximately 8,600 acres at the Project. Approximately 90 percent of the surface lands at the Project are owned by the Porter Ranch, which fully supports the Project. **FIGURE 3** shows the composite estimated productive area of the target reservoirs in South Salinas.

FIGURE 2 Subregional Location Map of South Salinas (Source: Trio)


Explanation of well labels:
• Yellow callouts with black text are existing Project wells
• Grey callouts with red text are permitted well locations that are not yet drilled
San Ardo Field
S-R9E
T23S-R10E
T23S-R11E
30 sq. miles
3D seismic
Hwy 101
Jolon Rd.
HV 1-35
Humpback Area
BM 2-2 cum.
~ 6,000 BO
BM 1-2WD & 2-2
HV 2-6 & 3-6
Salinas River
HV-4
HV-1
HV-2
-R9E
Presidents Area
T24S-R11E
HV-3A
2 mi
Lake Nacimiento Dr.
N

FIGURE 3 Humpback and Presidents Areas with Estimated Productive Area


Explanation of well labels:
• Yellow callouts with black text are existing Project wells
• Grey callouts with red text are permitted well locations that are not yet drilled
Humpback
Area
3D seismic
HV 1-35
BM 1-2WD & 2-2
HV 2-6 & 3-6
Estimated
Productive
Area
HV-4
HV-1
HV-2
Presidents
Area
HV-3A
1 mi
N

The schematic cross-section in **FIGURE 4**, the type-log in **FIGURE 5**, and the stratigraphic cross-section in **FIGURE 6** provide an overview of stratigraphy in the Project Area. Major stratigraphic units above granitic basement include, from the base upwards, the Miocene Vaqueros Sand, Miocene Monterey Formation, Miocene Santa Margarita Sand, and the Pliocene-Pleistocene Pancho Rico Shale, Pancho Rico Sand and Paso Robles Formation. The Vaqueros Sand is up to about 500' thick in the Project Area. It is laterally extensive along depositional strike along the long axis of the Salinas Basin, and onlaps basement and pinches-out along the north margin of the Project Area. The Vaqueros Sand is generally considered to be shallow-marine coastal in depositional origin. The overlying Sandholdt Member, which is the basal most stratal unit of the marine Monterey Formation, appears to represent a basin-opening (i.e., deepening) event and records transition from shallow-marine coastal deposition (e.g., Vaqueros Sand) to deep sea deposition (e.g., the Blue Zone) for the remainder of the overlying Monterey Formation. There are four well-developed, major oil-bearing 'cherty' zones in the Monterey Formation in the Project Area that are designated, from the base upwards, as the Blue, Green, Brown, and Yellow zones. For purposes of reservoir unit designation in this report, the Yellow and Brown zones are combined and referred to as the Yellow Zone. Similarly, the Green and Blue zones are combined and referred to as the Blue Zone. Although varying across the Project area, the Yellow and Brown zones combined are roughly 900-1200 feet thick and the Green and Blue zones combined roughly 1100-1400 feet thick. The intervening (stratigraphically between the Brown and Green zones) Mid-Monterey Clay is approximately 2500-3000 feet thick.

FIGURE 4 Monterey Shelf-to-Basin Stratigraphic Cross-Section


south
Salinas Trough
Gabilan Shelf
north
Base Santa Margarita
Yellow cherty zone
Brown cherty zone
Green cherty zone
Blue cherty zone
Sandholt (M. Miocene)
Granitic Basement
D Sd
Lanigan Sd
Lombardi Sd
Aurignac Sd
Shallow marine shelf & coastal sands (Upper Miocene)
Vaqueros Sd (Lower Miocene)
Middle & Basal Sandholt sands
Depth Structure Maps in this Report are on Top Yellow Zone, Top Blue Zone, Top Vaqueros Sand and Top Granitic Basement
Salinas Depocenter: + 13,000'
UPLIFT
SHELF
South Salinas Project
N

FIGURE 5 Type Log from Sohio HV 1-34 Well (Source: Trio)


Type Log: Sohio HV 1-34 Well
EPOCH
FORMATION
Informal Zones & Members of Monterey Fm.
Injection Zone
GR
SP
Depth
SFLU
NPHI
Mudlog Sand
Mudlog Clay + Claystone
PLIOCENE - PLEISTOCENE
Paso Robles and Pancho Rico Fms. Undiff.
Santa Margarita
MIOCENE
Monterey Formation
Upper Monterey Clay
Yellow Zone
Yell-Brown Shale
Brown Zone
Mid-Monterey Clay
Green Zone
Green-Blue Shale
Blue Zone
Sandholt Mbr
Vaqueros Sandstone
Jurassic (?)
Granitic Basement
sand
clay & claystone
sand

FIGURE 6 Stratigraphic Cross-Section NW-SE Across South Salinas Project Area


A
1-34
2-2
1-2
201
A'
Reservoir targets:
• 4 major Monterey Fm. cherty zones (see 1-4, below) with abundant chert, dolomite & porcelanite (each ~ 500' thick)
• Major (Vaqueros) & minor (Pancho Rico, Sandholt) sands
GR
SP
Res
Oil shows
N
Pervasive, abundant mudlog oil shows (columns w/ black color-fill)
~ top Monterey, base Pancho Rico
Rel Depth(ft)
Shallow reservoir targets
Deeper reservoir targets
M_YELLOW
INTRA-YELLOW-50
YELLOW-BROWN-SH
M_BROWN
INTRA-BROWN-50
BASE-BROWN-CHERT
1
2
Yellow
Brown
M_GREEN
INTRA-GREEN-50
GREEN-BLUE-SH
M_BLUE
INTRA-BLUE-50
3
4
Green
Blue
SANDHOLT-SS
VAQUEROS
BASEMENT
Vaqueros sand
Cross-section location map

FIGURE 7 is a 'Summarized Well Log' constructed by Sohio Petroleum for the Bradley Minerals 1-2, which was drilled in 1984 to the Vaqueros Sand. The Monterey interval from 2298 feet (1650 TVD) to the top of the Vaqueros Sand at 10,440 (9742 TVD) has a total thickness of 8142 feet (8092 feet vertical thickness). TD appears to still be in the Vaqueros Sand at 10,895 ft, so the Vaqueros Sand is at least 450 feet thick. Sohio described the Monterey as being dominated by siliceous lithologies including porcelanite, chert and siliceous shales. The interval from 3400 ft to 4000 ft is considered transition zone from porcelanite (opal-CT dominant) to chert (quartz being the dominant silica phase). Sohio's 'Supplementary Data Log' refers to intervals described as porcelanite, shale, mudstone, limestone and dolostone to about 3900 feet, whereas intervals below are described as glassy chert, claystone, shale, siliceous claystone and dolostone. Below about 6000 feet these rock types persist but brown shale and siltstone are frequently described, and below about 7800 feet shale, sandstone, argillaceous chert (dark brown to red brown), siltstone and dolostone dominate the descriptions. The Vaqueros Sand is described as white to gray sandstones with some interbedded gray-brown shales. The sandstone is fine to coarse and moderately calcareous with angular to subangular, poorly sorted grains. Sohio acquired nine sidewall core samples from 10,310 ft to 10,800 feet and indicate porosities of 8.4 to 17.7 percent.

FIGURE 7 Summarized Well Log from Sohio BM 1-2


SOHIO
SOHIO PETROLEUM COMPANY
PROSPECT: ALPHA
BRADLEY MINERALS 1-2
SUMMARIZED WELL LOG
T.D. 10,895', MD (10,839' TVD)
SUMMARIZED WELL LOG
LOCATION: Sec 2 T24S R10E
3,166' FNL 2,361' FWL
Seis Line S83HA-110 SP 640
Monterey County
API # 04053-2121000
K.B. ELEV. = 648'
STRATIGRAPHY
DEPTH DRILLED
GRAPHIC LOG
DESCRIPTION
CASING
TESTS
REMARKS
SEISMIC MARKERS
PLEISTOCENE
PLIOCENE
PASO ROBLES FM.
PANCHO RICO FM
SANTA MARGARITA
MIOCENE
DELMONTIAN
MONTEREY FORMATION
HAMES MEMBER
SANDHOLDT MEMBER
VAQUEROS FM
20" Conductor @88'
13 3/8" Casing @ 2186'
CONFIDENTIAL
9 5/8" Casing @ 9516'
VSP
T.D. 10,895' MD (10,188' TVDss)

FIGURE 8 is a structure map on top of the Monterey Blue Zone, showing the interval plunging east-to-west into the depocenter. Also indicated on **FIGURE 8** is Trio's interpretation of the productive area of the Monterey Blue Zone based on the results of drilling and completion activities of the control wells described below.

FIGURE 8 Top of Monterey Blue Zone w/ Estimated Productive Area (Source: Trio)


Estimated productive area for Blue Zone @ Humpback is 3,812 acres, down to -8,486' tvdss (10,320' MD), which is base of perfs and Base of Blue in BM 2-2 well
Estimated productive area for Blue Zone @ Presidents is 3,325 acres, down to -9,315' tvdss (10,636' MD) which is Base of Blue in Texaco 2-15 well
Rinconada Fault
T24S-R10E
T24
Structure Map: Top of Monterey Blue Zone
C.I. = 100'
1 mi
N

FIGURE 9 is a structure map on top of the Monterey Yellow Zone in the Presidents area showing a major northwest-plunging, faulted anticlinal-nose, and two down-plunge four-way closed anticlines (it should be noted that the Yellow Zone structure map has since been expanded to the south, beyond the extent of the 3D seismic data, to include interpretations at the Texaco 1-15 and 2-15 wells). Also indicated on **FIGURE 9** is Trio's interpretation of the productive area of the Monterey Yellow Zone based on the results of drilling and completion activities of the control wells described below.

FIGURE 9 Top of Monterey Yellow Zone w/ Estimated Productive Areas (Source: Trio)


BM 201
Trio
HV#4
Trio
HV#1-ALT
15
14
13
18
17
Texaco
HV Unit 2-15
Trio
HV#2
HV-1 confirmation
well to be drilled in
Q2 2022
22
Trio
HV-3A
HV-3A discovery
well @ Presidents,
drilled Q4, 2018
19
Presidents Area
Rinconada Fault
N
27
25
30
29
PTC
1
Petroleum
1
Structure Map:
Top of Monterey Yellow Zone
C.I. = 100'
1 mi

FIGURE 10 is a structure map on top of the Vaqueros Sand, showing the interval plunging east-to-west into the depocenter, and also showing numerous faults that may compartmentalize oil/gas accumulations that may occur within the Vaqueros Sand (it should be noted that the Vaqueros Sand structure map has since been expanded to the south, beyond the extent of the 3D seismic data, to include interpretations at the Texaco 1-15 and 2-15 wells). Many of the faults that are observed in 3D seismic data at top of Vaqueros Sand die-out upward within the Blue Zone and are not evident at top of Blue Zone.

FIGURE 10 Top of Vaqueros Sand w/ Estimated Productive Areas (Source: Trio)


Humpback Area
Area is 95,841,524.32 SqFt
or 2,200.22 Acres
or 3.437842 SqMi
BM 2-2 well, 190 bopd (high-gravity oil) from perforations immediately above the top of the Vaqueros Sand, but the behind-pipe Sand itself, with good oil/gas shows, has not yet been tested
Perforating/testing the behind-pipe Vaqueros Sand is a Project high-priority
1-35
1-34
2-2
3-6
2-6
1-2 WD
201
HV-4
HV-1
HV-2
HV-3A
T24S-R10E
Area is 26,776,113.75 SqFt
or 614.69 Acres
or 0.960461 SqMi
Presidents Area
Area is 40,918,811.69 SqFt
or 939.37 Acres
or 1.46776 SqMi
Rinconada Fault
1 mi
N
Structure Map:
Top of Vaqueros Sand
C.I. = 500'

2 Development History

Twelve (12) wells are of particular significance to the Project. These 'key' or 'control' wells include the following:

1. HV 1-15
2. HV 2-15
3. HV 1-34
4. BM 1-2
5. BM 1-2-RD1
6. BM 2-2
7. BM 201
8. HV 1-35
9. HV 1-35-RD1
10. BM 2-6
11. HV 3-6

12. HV-3A

The Trio HV-3A, the discovery-well at Presidents Field, was drilled through the Yellow Zone to the base of the Brown Zone. The Sohio HV 1-34 and the Venoco HV 2-6 reached granitic basement. Six key-wells reached the Vaqueros Sand, the HV 1-34, HV 2-6, BM 1-2, BM 2-2, HV 1-15 and HV 2-15, the latter two demonstrating the downdip presence of oil-bearing Blue Zone and Sandholdt at the southwestern boundary of the Project. The remaining four key-wells, the BM 1-2-RD1, HV 3-6, HV 1-35 and HV 1-35 RD, reached either the Blue Zone or Sandholdt member of the Monterey Formation.

The key wells demonstrating that the Monterey Blue Zone interval can produce commercial quantities of oil are the BM 1-2 and BM 2-2 **(FIGURE 11)**. The initial completion testing in these two wells indicates that an effective completion would likely produce consistent with the P50 Blue model described below, which exhibits a stabilized initial production of about 100 BOPD and produces 416,000 STB oil. The Texaco 1-15 and 2-15 drilled downdip and outside the leasehold to the southwest also indicate the Blue interval is commercially productive over the larger Project Area. The key well for the Yellow interval is the HV-3A, which demonstrated that stabilized production of 10-30 BOPD can be achieved from a suboptimal completion. The remaining control wells have some encouraging tests of the Blue and Green cherts but were not completed so as to demonstrate commercial productivity. However, they do indicate that the Monterey Blue and to a lesser extent the Monterey Yellow are oil bearing over the Project Area and support the productive areas mapped by Trio.

FIGURE 11 Significant Oil Tests in South Salinas (Source: Modified from Venoco)


Hames Valley #1-35
2011
Pumping 37 BOPD, 200 BWPD to 10 BOPD, 47 BWPD 2 weeks then SI
San Ardo Field
1947
Basal Monterey Sands
Monterey Sourced
545 MMSTB EUR
Venoco Bradley Minerals #2-2
2008
250BOPD, 31.4°
4853 BO
23S 9E
23S 10E
23S 11E
Hames Valley #1-34
1985
DST #3 -2-1/2 BO , 11 bbls gas cut oily water w/ 6350' wtr cushion.
Not acidized.
Bradley Minerals #201
1989
Swabbed 183-266 BFPD (1% oil cut (Green Chert)
Bradley Minerals #1-2
1984
Flowed 3 days 83 BOPD 34°.
w/nitrogen lift 115-139 BOPD 15% cut
2072 BO 1080 Mcf 5576 BW
Hames Valley unit #1-15
1982
5-44 BOPD - pump, 25-72% cut
4004BO– 38° API
24S 9E
24S 10E
Hames Valley 3A
2019
40 BOPD - pump, 70% water cut
After 3 weeks SI - water disposal costs
Contours Top M_Blue Subsea
Hames Valley unit #2-15
1983
79 BOPD - pump, 36.4°, 9-29% cut,24-79 MCFPD
1369 BO

Following is a brief chronological overview and summary of testing and production of the control wells that have been drilled in South Salinas.

2.1 Texaco HV 1-15

The HV 1-15 was drilled in November 1981 and reached TD in the Vaqueros Sand. A completion test of the Sandholdt (OA perfs 10,970-11,230 ft) after acidizing 3/21/1982 flowed oil into a test separator with a flowing tubing pressure of 80-300 psi. The well flowed 407 barrels of oil with 102 barrels of water in a 24-hour period (3/24/1982). In five subsequent days of testing the well flowed 292 BOPD/73 BWPD, declining to 166 BOPD/34 BWPD when shut-in for a BHP survey. The reported oil gravity was 38 degrees API. During the next two months the Sandholdt was re-perforated and re-acidized, resulting in less oil and more water. Several additional Sandholdt and Blue Chert intervals were perforated, acidized, and tested over the ensuing two months. The flow/swab test results produced oil at about 20-100 BOPD with water cuts of 90%+. It is believed that the HV 1-15 completion became compromised because of a leak at the liner hanger that could not be repaired. Total reported oil production was 2865 bbls when the well was P&A'd January 1984.

2.2 Texaco HV 2-15

The HV 2-15 was spud 1/5/1983 and experienced a significant amount of hole problems requiring extensive remediation including fishing and casing repair until completion activities began in mid-May. The Sandholdt was perforated at 11,520 to 11,596 and after squeezing split casing and fishing, was acidized. Over 10 days it produced at flow/swab daily rates of about 200-400 BFPD with 75-90 percent water cuts. Perforations were added at 10,820-11,020 and following acidizing tested at swab/flow rates of 150-500 BFPD, 30-90 percent water cuts. The Blue Chert was perforated 10,588-10,788 and frac'd, and after 5 days of flowback was producing at 62 BFPD, 50-75 percent water cut with 0-50 psi FTP. The same interval was reperforated and acidized and put on pump at an IP rate of 79 BOPD, 28 BWPD. Over the next 26 days the rate declined to 13 BOPD, 2 BWPD (reported gas rates indicated GORs of about 1000 SCF/STB). The Blue Chert at 10,165-10,485 was perforated and put on pump without stimulation. During a 12-day test it produced at 5-44 BOPD with water cuts of 26-72 percent; the final day of the test was 17 BOPD, 43 BWPD. The Upper Monterey was perforated at 8036-8300 (10/28/1983) and was put on pump (unstimulated) for a 30-day test. The well began producing at 50 BOPD with a 75% water cut and on the last day of test was producing 328 BWPD with no oil. Total reported oil production was 1369 bbls when the well was P&A'd January 1984.

2.3 Sohio HV 1-34

The HV 1-34 was drilled in April 1985. After losing a bit in the hole the well was sidetracked at 8317 ft and TD'd in Basement at 10,500 ft. Seven DSTs were conducted, with small amounts of oil recovered from the Green Chert, Blue Chert and Sandholdt. DST #3 recovered 2-1/2 barrels of 33-degree API oil and 11 barrels of gas cut oily water from the Green Chert. This was significant given that the test was conducted with 6350 ft of water cushion (nearly 2900 psi of back pressure). High oil shows and notes of free oil on the shakers were noted in a Blue Chert interval that was not DST'd.

2.4 Sohio BM 1-2

The BM 1-2 spud 7/26/1984 and reached TD in September 1984 in the Vaqueros Sand at 10,895 ft. Cased hole DSTs were conducted in the following intervals:

- Perf: 10,322-10,362' (Sandholdt), 10/19/1984, GTS at 38 Mcfd, reverse out 29 BO, 42° API, 14 bbls mud after ~1 day; Set packer at 10,288'.

- Perf: 10,050-10,150' (Sandholdt), 10/24/1984, GTS at 150 Mcfd declining to 50 Mcfd; reverse out 16 BO, 40° API after ~1 day; Set retainer at 10,000 ft.
- Perf: 9,630-9,690' (Blue Chert) with 2800 psi N2 cushion 10/27/1984, SI and fluid rises to 100 ft., recover 30-degree API oil – volume not reported after ~ 1 day. Set retainer at 9590 ft.
- Perf: 9,410-9,490' (Blue Chert) 10/30/1984; SI, open for 1 hour then SI for PBU. Recover small amount of 26-29° API oil in ~1 day. Set retainer at 9402 ft.
- Perf: 9,270-9,360' (Blue Chert) under 2700 psig N2 cushion 11/3/1984; reverse out 27 BO, 31° API, 0 BW in ~1 day; breakdown formation at 2500 psig with KCl water across perfs & circulate 48 barrels 7% HCL; displace with KCl and N2. Bleed off well and flow-back; on 3rd day of N2 lift, recover at ~ 13 BOPD (28-degree API oil) and 2 BWPD. Acidize with 2900 gal 15% HCl, 6000 gal 7% HCl at average 3 bbls/min at 4500 psig. N2 lift for ~2 days, recover 7 bbls oil, 15% water cut. Set retainer at 9258 ft.
- Perf: 9,100-9,220' (Blue Chert) under 2700 psig N2 cushion 11/14/1984; flow to surface 37 BO (34° API) WHP 300 psig on 15/64 in choke, gas rate ~500 SCF/BO; continue flow & recover 121 BO, 2% water cut with FTP 275 psi to 235 psi; SI 1 day and then N2 lift from 7500 feet 2 days at average 127 BOPD, 12-22% water cut; Set packer at 9,070'.
- Perf: 8,920-9,010' (Blue Chert) 11/22/1984; SI, bleed off N2 cushion and flow 4 hours, SI overnight, recover 0.5 BO, 23° API, 2 bbls load; Retrieve packer at 9,070' and set retainer at 8,880'.
- Perf: 8,290-8,390' in 9-5/8" casing (Hames Sand, Green Chert) 11/26/1984 (7" liner lap at 8408 ft); SI & bleed off N2 cushion (likely ~ 4 hours) & SI overnight for 2nd PBU; recover 1.7 BO, 22° API, 0.6 bbls load; Squeeze cement behind tie-back and into open perfs; Drill out cement and retainer at 8,880'.
- Continued activities include testing, encountering obstructions, fishing; OA perfs open 8920-9220, which tested at 3-4 bbls/hr oil with 5% water cut 12/20-27/1984. Acidized 12/28/1984 with little subsequent testing until operations suspended 1/23/1985.
- Preparing to put on pump 3/8/1986; reported SITP 840 psi when opened well to flow and recovered 94 bbls oil w/no water in 6 hours. Encountered 3 weeks of fishing, milling, etc. Perf 9100-9220 and frac; recover 156 BO and 842 BW w/ 238 BWLTR.
- POP 4/12/1986 and produce at ~ 30-70 BOPD for 4 weeks, 40-60% water cut.
- The well's Final Report was 5/15/1986 and noted 'Completed Oil Producer'. According to monthly DOGR production records, production in May was 608 BO/1139 BW, and in July was 374 BO/319 BW. The well was P&A'd October 9, 1986.

2.5 Trio BM 1-2-RD1

Trio re-entered the BM 1-2 in October 2004, milling a window in the original hole in the 9-5/8" casing from 7,860-7,894'. It then drilled an 8-1/2" hole to 11,198' at a bottom-hole location approximately 2230 ft southeast of the original BM 1-2. It was completed with a horizontal lateral having a total of 1,864' of 5-1/2" slotted production liner at 9,147-10,283' MD (1,136' of slotted liner) and 10,467-11,195' MD (728' of slotted liner) (**FIGURE 12**). Venoco summarized the BM 1-2 RD as exhibiting strong oil and gas shows on the mudlog and noted that the drilling azimuth was not optimal for encountering fractures. It characterized the completion as problematic because Trio was unable to clean out the liner, and the pumps were routinely plugging with grey water and mud. The BM 1-2 RD produced for about nine months at about 5-20 BOPD with a water cut of about 95 percent. The well was idled in December 2005 after producing 955 barrels of oil.

FIGURE 12 N-S X-Section Showing BM 1-2 & 1-2-RD1 Placement in Monterey


A
A'
Sohio
HV 1-34
See well header information at TD
Seneca
BM 201
Trio
HV-3A
Paso Robles & Pancho Rico Sands Undiff.
Pancho Rico Shale
Sta. Margarita Sand
Upper Monterey Clay
Yellow Zone
Yellow-Brown Shale
Brown Zone
Mid Monterey Clay
Monterey Fm.
Green Zone
Green-Blue Shale
Blue Zone
Sandholt Mbr.
Vaqueros Sand
Basement
Structural Correlation Cross-Section A-A'
EXPLANATION
H=V, 1:1 Scale, No Vertical Exaggeration
All Depths in Feet
Vertical Scales as Follows:
MD Shown on Well Depth Tracts
TVDSS Depths Shown at Far Right
Horizontal Scale as shown
Trio
BM 2-2
Sohio
BM 1-2
Trio
040532121101
BM 1-2-RD1
0
2,000
4,000
Horiz. Scale (ft)

2.6 Venoco BM 2-2

The BM 2-2 was drilled in September 2007 to a TD in the Vaqueros Sand at 10,434 feet MD (9292 ft TVD). The bottomhole location is approximately 4,500' northeast of the surface location. The following intervals were completed and tested **(FIGURE 13):**

- Perf: 10,110-10,150', 10,157-10,230' (Sandholdt) 1/2/2008; Swab 46 BO, 23 BW/ 7 days.
- Perf: 9,960-10,090' (Sandholdt) 1/14/2008; Swab: 44 BO, 25 BW in 3 days.
- Perf: 10,090-10,110' (Sandholdt) 1/29/2008; Swab: 37 BO (43-degree API), 29 BW in 2 days.
- Acidized 9,960-10,230', 2/5/2008 with 3,000 gals 7.5% HCl; Flow/Swab: 240 BO, 66 BW in 8 days; rod pump 487 BO, 193 BW in 8 days and pumped off. Set Composite BP at 9,800', 5/14/2008.
- **Perf: 9,210-9,260' (Blue Chert) 5/16/2008; Swab: 188 BO, 12 BW in 4 days; shut-in 3 days, then Swab/Flow: 94 BO, 6 BW in 2 days; produced 1810 BO, 175 BW on rod pump in 26 days (IP 200 BOPD, rate at 30 days was 55 BOPD, 31-degree API oil).**
- Found Bridge Plug at 10,051' and set Cast Iron BP at 9,800', 6/26/2008
- Frac 9,210-9,260', 6/28/2008 w/ 3,650 bbls 35# Hybor, 4% KCl; resulted in 185,000 lbs 40/70 sand in zone & ~15,000 lbs left in wellbore; 5-1/2" casing failure at 1,700' during frac; bleed off 98 BO/1 day; Patch to repair casing (13 days), then rod pump 1,251 BO, 1,908 BW in 23 days (approx. 1742 BWLTR).
- Perf: 9,260-9,330', 9,365-9,425' (Blue Chert) 12/18/2008; Swab: 12 BW in 2 days, then rod pump 618 BO, 1,548 BW in 28 days.

Trio re-entered the BM 2-2 in March 2016, pulled the rods, pump and tubing and ran in with a sand pump (tubing bailer) to 10,315 and come out hole. Run in hole with tubing, rods and pump and test for two days at ~100 BFPD, 99.9 percent water, with solids running 6-10 percent (fine powder gray in color; continue testing

for about two weeks and then shut-in due to high water cut and water disposal costs. Trio intends to re-enter, adding perforations to test the Vaqueros Sand before recompleting the Monterey Blue Zone.

FIGURE 13 Bradley Minerals (BM) 2-2 Completion Summary (Source: Trio)


• C4 shows in the Green and Blue cherty zones, Sandholt and Vaqueros
• Open perforations shown in depth track: Venoco (red) and Trio (pink)
Cum. ~ 6,000 BO
CALIFORNIA
Mudlog C4 Exaggerated scale
Yellow = sand, Beige = silt
M_GREEN
GREEN-BLUE-SH
Sandy, with C4 shows
Tested up to 190 bopd
M_BLUE
Thin, high C4 spikes
• Tested up to 190 bopd
• Perforations stop immediately above the behind-pipe Vaqueros Sand that has not yet been tested
SANDHOLT_(BASE-BLUE-CHERT)
SANDHOLT-SS
VAQUEROS
Sandholt Vaqueros
Basal Sandholt sandstone & Vaqueros Sandstone
Not yet tested: uniform, high C4 readings (~300-400 units) in Sandholt and Vaqueros SS

2.7 Seneca BM 201

The BM 201 was drilled in November 1989 and TD'd in the Vaqueros Sand at 9860 feet MD (9168 feet TVD). Completion attempts in the Blue Chert/Sandholdt were inconclusive due to poor cement bond and unsuccessful attempt to cement squeeze. The Green Chert yielded a small amount of oil with a 99 percent water cut. The well has been P&A'd.

2.8 Veneco HV 1-35

The HV 1-35 was spud 12/20/2010. The bottomhole location at 10,050 ft MD (8686 ft TVD) in the Sandholdt is approximately 3,450' southwest of the surface location. Venoco summarized the results as 1) Blue Chert is a primary target in this area, 2) moderate fracture density is indicated on the FMI, 3) fractures correlating to oil shows present on the mud log, 4) NuTech's log analysis indicated oil saturations of 50%. The completion history is complicated by unclear reporting. There is 9-5/8" casing at 5216, 7" at 4732 to 9057, and 4-1/2" at 8812-11366. Completion activities began 2/22/2011. Perforating history is not clear in daily reports, but numerous tool problems and fishing activities are noted. On 4/5/2011 coiled tubing perforating hole cuts were alternated with fracs 10180-11200 overall (?). Daily testing on pump circa 4/30-5/15/2011 exhibited rates of 5-20 BOPD, 40-70 BWPD, GOR~800, 28 deg API. On 5/30/2011, performed 3-stage foamed low pressure acid job; reported perfs 9060-9110, 9550-9650, 9,775—10,100. Put on pump 6/6/2011 and,

following cleanup, producing 37 BOPD, 200 BWPD (6/11/2011) declining to 5-10 BOPD, 47 BWPD (6/23/2011). Shut-in July 2011 after producing 771 BO. The well was plugged-back and sidetracked as the HV 1-35-RD1 (HV 1-35 called HV 1-35-Pilot in **FIGURE 14**).

2.9 Venoco HV 1-35-RD1

This well was directionally drilled to a bottomhole location approximately 5,000' southwest of the surface location. TD was in the Blue Zone at 11,371' MD. It was perforated, acidized and/or frac'd in several Blue Zone intervals over 9,060 to 11,200 feet (**FIGURE 14**). A three-week test on pump of the interval 10,360-11,200 exhibited an initial rate of 30 BOPD which declined to about 5 BOPD, 35 BWPD. A two-week test on pump of the interval 9,060-10,100 exhibited an initial rate of 65 BOPD, which declined to about 10 BOPD, 50 BWPD. Total reported production has been 513 BO. The well is currently idle.

FIGURE 14 Trio NW-SE Cross Section Showing Completed Intervals in HV 1-35 (RD)


C
HV 1-35
HV 1-35-Pilot
HV 1-34
BM 2-2
BM 1-2
BM 201
HV-3A
C'
Upper Monterey Clay
Mid Monterey Clay
Green-Blue Shale
P. Robles & P. Rico
P. Rico SH
Yellow Zone
Brown Zone
Green Zone
Blue Zone
Monterey Fm.
Yell.-Brwn. SH
Sta. Marg.
Sandholt Mbr
Basement
Vaqueros Sand
TD in Blue Zone
Structural Correlation Cross-Section C-C'
EXPLANATION:
Borehole Deviation Not Shown
All Depths in Feet
Vertical Scales as Follows:
MD Shown on Well Depth Tracts
TVDSS Depths Shown at Far Left and Far Right
No Horizontal Scale (wells displayed equally-spaced)

2.10 Venoco BM 2-6

The BM 2-6 was drilled in January 2010 to Basement at 6,774 feet MD (6768 ft TVD). The completion tests can be summarized as follows:

- Perf: 5,574-5,725' (Green Chert) 3/3/2010, Swab 15 BW, very little inflow in 1 day (injection test of 0.5 bpm at 1350 psi).
- Perf: 5,393-5,479' (Green Chert) 3/6/2010; Swab 21 BW with very little inflow in two 2 days; acidize 3/12/2010 with 8,600 gals 17% HCl, 8,600 gals 12/3 HCl/HF; Flow/Swab: 911 bbls in 4 days; Pump 199 BO, 2,842 BW in 9 days, 17° API oil; Set cement plug across open perfs.
- Perf: 4,872-4,890' (Purple Chert), 4/10/2010; Swab 1 BO, 5 BW, little inflow in 1 day.
- Perf: 4,851-4,872', 4,890-4,911' (Purple Chert), 4/13/2010; Swab: Small amount of oil in 2 days, 12° API oil; acidize 4,851-4,911' (4/16/2010) with 6,000 gallons 17% HCl; Swab 95-98% water over two days; rod pump 64 BO, 188 BW in 8 days, 8° API oil, pumped off, set composite BP at 4,800' 5/5/2010

- Perf: 3,212-3,228', 3,278-3,294', 3,588-3,600', 3,684-3,710' (Yellow/Brown), 5/6/2010, pump 64 BW in 2 days, Pumped off.
- The well was temporarily abandoned.

2.11 Venoco HV 3-6

The HV 3-6 was drilled in March 2011 as a deviated well that ended up with lateral sections through the Blue Zone and Vaqueros Sand of about 1800 feet and 1200 feet, respectively. The well TD'd in the Vaqueros Sand at a measured depth of 12,165 feet (8,586 feet TVD). The bottomhole location is nearly 6500 feet west of the surface location. The well was completed with 5-1/2-inch liner that was pre-perforated (every other joint) from 8926 to 12,158 feet. Tests of the Blue Chert and Sandholdt produced only water. Venoco's post-mortem noted that it was unable to run swell packers for annular isolation, and it was unable to clean mud out of the liner with foam or N2 and coiled tubing. Operations were suspended.

2.12 Trio HV-3A

The HV-3A was spud 11-28-2018 and reached TD in the Monterey Brown Chert on 12-7-2018 at a measured depth of 5720 feet (5174 feet TVD) at a bottomhole location 1966 feet north of the surface location. Openhole logs were not runs due to cost constraints. Trio ran 7-inch casing with slotted liner from 4450-4950 feet and 4996-5126 feet with a swell packer in between the slotted liner sections. During cementing

FIGURE 15 HV-3A Initial, Subsequent & Planned Perforations (Source: Trio)


Plan: perforate 625' of higher resistivity reservoir and acidize
GR
Res
3500
4000
4500
5000
75'
350'
Slotted liner
4450 4950 500
4990 5120 130
4,950-4,990' blank liner w/ swell packers
Total Gas
Oil Show
C4
C5
C5
C2
C3
C1
• Currently open (250'):
• 3,750-3,875' perfs (125')
• 4,090-4,215 perfs (125')
4,550-4,800' perfs (250')
M_YELLOW
INTRA-YELLOW-50
YELLOW-BROWN-SH
M_BROWN
INTRA-BROWN-50
MID-MONT-CLAY

operations, the DV tool sheared, and cement ended up behind the slotted liner. Swabbing operations in December 2018 yielded about 100 BFPD with 1 percent oil cut. Completion operations resumed in April 2019 when perforations were added at 4550-4800 after which 14 bbls oil (22 degrees API) and 56 bbls water were

swabbed in two days. After setting a bridge plug at 4350 feet, additional perforations were added at 3750-3875 feet and 4090-4215 feet Trio swabbed 35 bbls fluid with 75 percent water cut. The well was put on pump in early May 2019 producing about 40 BOPD, 90 BWPD which gradually declined to about 10 BOPD, 90 BWPD after 3 weeks of production. The well was then shut-in because of water disposal (trucking) costs. Trio intends to resume operations and add 625 feet of perforation over the interval of about 3540-4560 with the thesis that the high resistivity intervals should be targeted for completion. This intention is also coupled with the observation that visual oil shows are subjective, which was noticed with differences between mud loggers on different shifts. **FIGURE 15** illustrates the completed and targeted intervals in HV-3A.

Venoco summarized the tests that have been conducted in the target intervals of South Salinas (**FIGURE 16**). Two corrections should be noted to **FIGURE 16**. First, Trio's interpretation of the Vaqueros Sand top in the BM 2-2 places it below the interval referred to as Vaqueros Sand so the test was actually in the Sandholdt. Secondly, the HV-3A is not included because it was drilled after the date of this Venoco presentation.

FIGURE 16 Summary of Tests by Target Interval (Source: Venoco)


Stratigraphy
Monterey Formation
Yellow Marker
Green Marker
Blue Marker
Sandholdt Shale
Vaqueros Formation
Granitic Basement
Primary Targets
Blue Chert
2-2 – 190 BOPD IP, 5,500 bbls oil recovered
1-2 – 70 BOPD IP, 2,100 bbls oil recovered
2-15 – 45 BOPD IP, 1,000 bbls oil recovered
1-2 RD – 20 BOPD IP, 1,000 bbls oil recovered
1-35 RD – 65 BOPD IP, 500 bbls oil recovered
Sandholdt Only
75-26 – 150 BOPD IP, 6,500 bbls oil recovered
1-15 – 410 BOPD IP, 4,000 bbls oil recovered
Sandholdt / Vaqueros
2-2 – 190 BOPD IP, 850 bbls oil recovered
2-15 – 35 BOPD IP, 200 bbls oil recovered
Secondary Target
Green Chert
2-6 – 50 BOPD, 200 bbls oil recovered
75-26 – 100 bbls oil recovered
1-2, 1-34 – Oil recovered DST testing
201 – Free oil noted on mud log
Tertiary Target
Yellow Chert
201 – Free oil noted on mud log
1-6, 2-6, 3-6 – Oil stains noted on mud log

3 Reserves Assessment

Because production histories of wells drilled in South Salinas are limited to short periods of testing or production, analogs and probabilistic methods were used to estimate reserves for the development of South Salinas. The analog fields that produce from the Monterey are very similar to South Salinas in depth, geology, reservoir characteristics, and oil properties. And in the case of the primary analog the structural setting is particularly analogous. The analog fields were developed largely in the time frame 1935 to 1955, and production was minimal after 1977, the date after which digital production is available from the California Division of Oil and Gas. Securing the hard copy monthly production records and breaking out the individual well performance from the lease reports was not within the scope and timing of this report. However, there are credible production records from California Summary of Operations literature that provide cumulative oil production from Monterey wells along with oil rates and number of producing wells at a date certain which allow estimates of ultimate recovery.

The completion histories for several of the wells drilled in South Salinas demonstrate commercial oil productivity over significant portions of the Monterey, but these histories also record problems with poor cement jobs, liner hanger leaks, and downhole mechanical failures that have hindered operators in establishing sustained production. There is also evidence, not recorded in the histories, that cyclical drops in oil prices or inadequate capitalization influenced operator decisions to not complete necessary remediation work and establish the requisite facilities for long term production. So, while decline curve and even type well analysis could not be adequately used for this reserve assessment, there is sufficient information available from open hole log analysis, core and completion tests that allow key parameter distributions to be developed. These distributions can be used in numerical models to calculate probabilistic forecasts of production and derive estimates of ultimate recovery. This will be described in some detail in the Discussion below.

3.1 Analog Fields

Analogs are widely used in reserves estimating, particularly in the early development stages when direct measurement information (production history) is limited. As described in the Society of Petroleum Engineers' Petroleum Resource Management System (PRMS Section 4.1.1) *"The methodology is based on the assumption that the analogous reservoir is comparable to the subject reservoir in regard to reservoir description, fluid properties, and most likely recovery mechanism(s) applied to the project that control the ultimate recovery of petroleum. By selecting appropriate analogs, where performance data of comparable development plans are available, a similar production profile may be forecast. Analogs are frequently applied in aiding in the assessment of economic producibility, production decline characteristics, drainage area, and recovery factor."*

While the Monterey shale intervals present in South Salinas produce from many fields in the California Basins (**FIGURE 17**), two fields were identified by Trio as being particularly analogous to the project area, the West Cat Canyon Field, and the Orcutt Field, located about 100 miles southeast of South Salinas in the Santa Maria Basin. Both fields produced from the Monterey Formation having similar depth, thickness, oil gravity and reservoir character. West Cat Canyon in particular exhibits similar structural fold and form to the South Salinas Presidents area (**FIGURE 18**). Both West Cat Canyon and Presidents have a NW-SE orientation, structural apex to the southeast, and downdip four-way closure to the northwest.

FIGURE 17 Location of West Cat Canyon & Orcutt Fields (Modified from CA Summary of Operations, Vol.40, 1954)


South Salinas Project
T24S-R10E
Salinas Basin
~ 100 miles
Orcutt Field
West Cat Canyon
T9N-R333W
Santa Maria Basin
6 mi
SAN LUIS OBISPO
PACIFIC OCEAN
VENTURA
KERN
WEST CAT CANYON AREA
CAT CANYON
ORCUTT
CASMALIA
SANTA MARIA VALLEY
LOMPOC
ZACA
MORALES
RUSSELL RANCH
SOUTH CUYAMA
ELWOOD
LA GOLETA GAS
SUMMERLAND
MESA
LOCATION MAP
WEST CAT CANYON AREA
CAT CANYON OIL FIELD
DIVISION OF OIL & GAS
JUNE 1954
CALIFORNIA
Monterey Formation
N
MONTEREY
SANTA BARBARA
BAKERSFIELD
LOS ANGELES
PACIFIC
OCEAN

FIGURE 18 Analogous Structural Setting of West Cat Canyon to Presidents Area


Cat Canyon
West Oilfield
EAST AREA
WEST AREA
T9N R33W
T8N R33W
1 mi
N
Contours on S1B Elog marker (above Monterey Fm. C.I. = 100'
Area is 120,436,899.43 SqFt or 2,764.85 Acres or 4.320079 SqMi
Presidents Area
(Cat Canyon West Analogue)
Contours on Monterey Fm. Yellow Zone C.I. = 100'
1 mi
11
12
13
14
18
19
23
24
30
Analogue summary
The Cat Canyon West Area and the Presidents Prospect are direct analogues with respect to oil reservoir (both are Monterey Fm. with similar depth, thickness and characteristics), structural fold form, and oil gravity (both have mid-gravity oil)
The two geologic structures are remarkably similar, including NW-SE orientation, structural apex to the SE, and downdip four-way closure to the NW

The discovery and development of West Cat Canyon is documented in a 1954 article published in the ***California Division of Oil Gas Summary of Operations, Volume 40, July-December 1954, No. 2.*** The West Cat Canyon field was discovered in 1908, producing oil from Pliocene (Sisquoc) sands at about 3200 feet. The Monterey Formation was discovered in 1918 with a well drilled to a depth of 4905 feet. It was completed and produced its first month at 80 BOPD, 26 degrees API, with 4 BWPD. The well only produced for one year and was then abandoned as uneconomic in January 1920. It was not until 1938 that development was resumed following the discovery of a deeper Monterey pool at about 5500 to 6500 feet, which produced from one of the earliest development wells at 716 BOPD of 14.9-degree API gravity oil and a one percent water cut for its first 16 days of production.

This analogous Monterey Formation was designated the 'Los Flores' pool at West Cat Canyon and consists of fractured Monterey cherty shale and chert having significant sandy intervals over an interval thickness of about 1500-1800 feet (**FIGURE 19**). It is productive throughout the area with oil ranging from 11 to 26 degrees API. Most of the is oil believed to have been produced from the intensely fractured chert in the lower part of zone, known as the "heavy chert" or "buff and brown", a description commonly used by Texaco, Sohio and Venoco to describe the Monterey Blue (including Sandholdt) section in South Salinas.

FIGURE 19 North-South Cross-Section through North Part of West Cat Canyon (Source: CA Summary of Operations, Vol.40, 1954)


TOP OF MIOCENE FORMATION
A1 MARKER
TOP OF CHERT
TOP OF HEAVY CHERT
CROSS SECTION C-C
WEST CAT CANYON AREA
OF
CAT CANYON OIL FIELD
SANTA BARBARA COUNTY, CALIF.
ACCOMPANYING REPORT BY W. F. HUEY
DIVISION OF OIL & GAS
E.H. MUSSER, STATE OIL & GAS SUPERVISOR
SCALE
JUNE 1954

At the end of 1953, 168 wells averaging 6000 feet in depth were producing from the Los Flores (Monterey) Pool at an average daily rate of 77 BOPD, with a 51 percent water cut and a GOR of 564 SCF/STB. The cumulative production from the Monterey pool was 40,128,000 barrels of oil and 8,416,000 Mcf of gas. (The total field cumulative oil production including the shallower zones was 65,811,000 STB.) This represents an average cumulative production of 238,900 STB per Monterey well on what appears to be 10-acre spacing (**FIGURE 20**). If it is assumed that the average well continued to produce with an annual decline of 20%, it would produce an additional 130,000 STB giving a total estimated ultimate recovery (EUR) of about 370,000 STB of oil. If it is further assumed that development occurred on 40-acre spacing rather than 10-acre spacing, an average well might produce as much as 1,480 MSTB. As a 'sense check', this EUR supports the Monterey Yellow and Blue model probabilistic P10 reserves of 1,173 MSTB and 1,259 MSTB, respectively, and which assume development on 40-acre spacing.

FIGURE 20 West Cat Canyon, Monterey Fm (Los Flores Pool) Development on 10-acre Spacing (From: CA Summary of Operations, Vol.40, 1954)


Northern part of Cat Canyon West showing Miocene (Monterey) development on 10 acre spacing.
MAP OF
WEST CAT CANYON AREA
OF
CAT CANYON OIL FIELD
SANTA BARBARA COUNTY, CALIF.
SHOWING CONTOURS ON
SISQUOC – MIOCENE CONTACT
ACCOMPANYING REPORT BY W. F. HUEY
DIVISION OF OIL & GAS
E. H. MUSSER, STATE OIL & GAS SUPERVISOR
SCALE
0 1000 2000 3000 4000 FT
JUNE 1954
LEGEND
22
23
27
26
28
N
1 mi
=>" Completed producing Miocene Zone"

Since most of the West Cat Canyon production occurred prior to 1977, the California Division of Oil and Gas does not have monthly production by well available in digital format. And while hard copy records of monthly production can be downloaded from the CA DOGR, the time required to digitize this information and perform a more detailed type-well analysis was outside the scope of this report. KLSP had discussions with investigators who have worked with digital production from pre-1977 and they indicated that in some areas there can be significant differences in production from well-to-well, and this is attributed to faulting and natural fracturing in the Monterey. Also, the drive mechanism appears to be predominately solution gas drive with possibly some gravity segregation. Gravity segregation would allow gas that is released below the bubble point but not produced at the wellbore to migrate up structure, creating secondary gas cap-like pressure support and facilitating the concurrent down dip flow of oil. The pre-1977 production also reportedly shows water cuts that can vary well-to-well and may or may not increase with time. So, it does not appear that there is a significant water drive, but rather that faulting and natural fracturing may facilitate the movement of localized water from an 'oil-water contact' downdip.

The Los Flores 2 81-28 is an example of the type of completion that was common. The well was initially drilled in 1953 to 3995 feet in the Alexander Zone (Sisquoc sands). However, the well was then deepened to 6751 feet into the Los Flores Pool (Monterey) and subsequently completed with an uncemented perforated 7" liner from 5095 to 6530 feet. It was placed on production October 28, 1953, and during the month of December 1953 it averaged 114 BOPD of 14.4-degree API oil, with 93 BWPD (45% water cut). This completion

was consistent with that reported in the Summary of Operations article, wherein "*an 11-inch hole is drilled through the objective zone and 7-inch combination string is landed on bottom. The 7-inch casing is cemented through ports above the objective zone with sufficient cement to reach above the Sisquoc sands and into the upper Sisquoc shale. After testing for water shut-off, the 7-inch casing is cleaned out and the perforations are washed with salt water.*"

The Orcutt Field, just west of West Cat Canyon is also a Monterey analog to South Salinas. Orcutt began producing from the Monterey in 1937 from depths averaging 5,020 feet. Cumulative oil production from the Monterey alone was not found, but Tennyson (*Santa Maria Basin 1995 Assessment*) reported that the Orcutt Field would produce about 180 MMSTB oil. In the early 1980's two wells on the north end of the field, about 2000 feet apart, were drilled and completed in the Monterey from an overall depth of about 9200 to 10,000 feet. The wells exhibited initial stabilized production rates of 50-100 BOPD with water cuts of 40-60 percent. Oil rates declined to about 20-30 BOPD within 5-8 years with increasing water cuts. Cumulative oil production from the Union-Getty Rice Ranch 1, when shut-in in 1995, was 126,342 STB. The cumulative water cut and GOR were 56 percent and 1760 SCF/STB, respectively. The Union-Getty Hobbs 23X produced from 1982 to 1986 (when oil prices collapsed), and then resumed production in 2015. Cumulative oil production as of early 2021 is 116,819 STB and cumulative water cuts and GOR are 85 percent and 815 SCF/STB. The performance of these two wells is what may have been expected from several of the South Salinas control wells had they remained on production following completions that were not optimum. When calibrating the Monterey Yellow and Blue probabilistic models, the P90 reserves of 167 MSTB and 134 MSTB, respectively, are consistent with what appears to be the poorer quality wells in West Cat Canyon and Orcutt.

3.2 Average Reservoir and Fluid Properties

For purposes of developing type wells, a structural mid-point was selected for each reservoir unit. For example, the depth of the Monterey Blue reservoir ranges from approximately 6000 feet to 10,000 feet, and for purposes of representing average reservoir properties a depth of 8000 feet was selected to determine appropriate pressure and temperature. For the Monterey Yellow an average depth of 4500 feet was selected, while for the Vaqueros Sand an average depth of 8800 feet was used to represent reservoir pressure and temperature, and to determine reservoir fluid properties. **TABLE 1** summarizes the reservoir and fluid properties for each of the reservoirs at the average depths.

TABLE 1 Summary of Reservoir & Oil Properties for Targeted Reservoirs

Reservoir Unit	Average Depth, Ft.	Reservoir Pressure, psia	Reservoir Temp., degrees F	Oil API Gravity°	Solution Gas-Oil-Ratio, SCF/STB	Bubble Point Pressure, psia
Monterey Yellow	4500	2025	160	21	300	1878
Monterey Blue	8000	3600	230	35	700	2805
Vaqueros	8800	3960	250	38	750	2708

The probabilistic analysis incorporated the physics-based numerical simulation model available in the IHS Harmony Enterprise software. The model input requires an estimate of the range and distribution type for porosity, permeability, net thickness, and water saturation. The range of porosity and water saturations was based on examination of the analyzed logs that are available for five of the control wells, while the permeability ranges were based on core data, production tests in South Salinas wells, and the performance histories of wells in analog fields. The analyzed logs were available in the Venoco well files now in the possession of Trio. Venoco had NuTech process the log suites of several wells using its "NuLook Advanced Petrophysical Evaluation". While a rigorous examination of the porosity, water saturation and multi-mineral models used in the analysis could not conducted with the limited information available in the NuLook headers, spot-checks of the results against hand calculated values and core data indicated the computerized log analysis was reasonable. Examples of the NuLook analysis results over BM 2-2 Sandholdt and Blue intervals (which were production tested) are shown in **FIGURES 21 and 22**. The porosity and water saturation tracks are of particular interest and show that much of the Blue Chert interval has effective porosities that vary from about 8 to 14 percent, and water saturations that are consistently in the range of 40 to 50 percent. The Sandholdt has somewhat higher porosities and similar water saturations.

FIGURE 21 NuTech Log Analysis Over Tested Sandholdt/Blue in BM 2-2


10,000
HYDROCARBON W/ LO PERM
Phi=12%
Sw=40%
Sw=60%
10,100
HYDROCARBON W/ LO PERM
Sw=20%
HYDROCARBON W/ LO PERM
Phi=18%
HYDROCARBON W/ LO PERM
10,200
HYDROCARBON W/ LO PERM
HYDROCARBON W/ LO PERM

BM 2-2 NuTech 'NuLook' Analysis over ~250 feet of tested Blue Chert & Sandholdt

FIGURE 22 NuTech Log Analysis Over Tested Blue Intervals in BM 2-2


~250 feet of tested Blue Chert zone
9200
9210-9260
9260-9330
9300
9365-9425
9400
Sw=40%
Sw=60%
Phi=12%
Sw=20%
Phi=18%
HYDROCARB W/ LO PERM
THIN

FIGURE 23 shows the log-normal probability distributions used for permeability, porosity, and thickness in the Monterey Blue model. For all models a triangular distribution was used for water saturation with Min, Mode, Max values of 40, 45 and 50 percent, respectively. **TABLE 2** provides the ranges and distributions of the parameters whose uncertainty was evaluated in the probabilistic analysis.

FIGURE 23 Permeability, Net Thickness & Porosity Distributions for Monterey Blue Probabilistic Model


Distribution: Log-Normal
Min(P90) 0.1
Max(P10) 1
Mean 0.47342
Std Dev 0.52745
Sample Min 0.1
Sample Max 3
Probability Density
Distribution: Log-Normal
Min(P90) 200.0
Max(P10) 800.0
Mean 463.0
Std Dev 269.9
Sample Min 100.0
Sample Max 1000.0
400 800 1200 1600 2000
Distribution: Log-Normal
Min(P90) 8.00
Max(P10) 15.00
Mean 11.29
Std Dev 2.81
Sample Min 6.00
Sample Max 18.00
6 8 10 12 14 16 18 20 22

TABLE 2 Parameter Ranges & Distributions Used in Probabilistic Modeling

Reservoir	Parameter	Distribution	Min (P90)	Mode	Max (P10)	Mean	Sample Min	Sample Max
Monterey Yellow	Perm (kx), md	Log Normal	2		6	3.8	1.5	8
	Perm (ky), md	Log Normal	1		5	2.72	0.5	7
	Net Thickness, ft.	Log Normal	200		800	463	100	1000
	Porosity, %	Log Normal	8		18	12.6	6	20
	Water Sat., %	Triangular	40	45	50			
	Cf (Pore Vol. Compres.), 1/psi	Log Normal	5.0E-06		9.0E-06	6.9E-06	4.5E-06	1.0E-05
Monterey Blue	Perm (kx), md	Log Normal	0.2		1	0.54	0.1	3
	Perm (ky), md	Log Normal	0.1		1	0.47	0.1	3
	Net Thickness, ft.	Log Normal	200		800	463	100	1000
	Porosity, %	Log Normal	8		15	11.3	6	18
	Water Sat., %	Triangular	40	45	50			
	Cf (Pore Vol. Compres.), 1/psi	Log Normal	5.0E-06		1.0E-05	7.3E-06	4.5E-06	1.0E-05
Vaqueros Sand	Matrix Perm, md	Log Normal	0.05		0.1	0.073	0.01	1
	Net Thickness, ft.	Log Normal	75		300	174	50	400
	Porosity, %	Log Normal	10		18	13.8	8	20
	Water Sat., %	Triangular	40	45	50			
	Cf (Pore Vol. Compres.), 1/psi	Log Normal	5.0E-06		9.0E-06	6.9E-06	4.5E-06	1.0E-05

3.3 South Salinas Estimate of Oil & Gas In-Place

It is difficult to calculate reliable values of original-oi-in-place (OOIP) in fractured shale reservoirs such as the Monterey. However, there is sufficient information from logs, core and production tests to determine a range of OOIP that can contribute to oil and gas reserves, and it was appropriate and necessary to determine OOIP for the following reasons:

1. The various Monterey lithologies can have reasonable porosities. And while there will be some component of 'fracture' porosity, it should be relatively small compared to the matrix porosities.
2. There is evidence from open hole logs and core that significant portions of the Monterey interval have porosities of between about eight (8) and 20 percent.
3. There has been no sustained oil production from South Salinas that would allow construction of a 'type well' for reserves forecasting.
4. Most of the Monterey production from the West Cat Canyon and Orcutt analog fields occurred prior to the time for which production data was available in digital format, making it difficult to use these analogs for developing a 'type well'.

Therefore, it was decided to construct several numerical models that could evaluate the expected oil and gas production under an appropriate range of reservoir characteristics, and which would allow probabilistic estimates of reserves. These models required reservoir properties and, therefore, OOIP as input.

TABLE 3 shows the estimated number of productive acres within the Trio leasehold and the approximate number of well locations that would fully develop the leasehold if the Monterey were developed on 40-acre spacing and the Vaqueros on 160-acre spacing. The total number of wells under a 'fully developed' development plan is 151. Of this total number of wells, 138 wells are Monterey Blue or Yellow wells on 40-acre spacing, while 13 wells are Vaqueros Sand horizontal wells with lateral lengths of about 5000. If Trio determines that the development permit can be facilitated with the use of significantly fewer wells, it may be desirable to develop a plan to develop the Monterey with horizontal and multilateral wells.

TABLE 3 Number of Possible Wells w/ Full Development by Area & Reservoir

Area - Target Reservoir	Estimated Productive Acres Within Leasehold	# Wells (40 Ac. Spacing Blue/Yellow; 160 Ac. Spacing Vaqueros)
Humpback - Blue	2440	61
Humpback - Vaqueros	1160	7
Presidents - Yellow	1660	42
Presidents - Blue	1400	35
Presidents - Vaqueros	920	6
TOTAL WELLS		151

OOIP was estimated for the areas mapped as productive and which lie within the Trio leasehold by using the probabilistic values of OOIP that were requisite input for the reservoir models used to determine P90, P50 and P10 reserves. In this manner, corresponding estimates of Low (P90), Most Likely (P50), and High (P10) values of OOIP could be calculated for the Trio leasehold interest. This was done by multiplying the number of wells by the OOIP from the Yellow, Blue and Vaqueros models discussed below. **TABLE 4** presents these estimates of OOIP by Project Area and reservoir. As indicated, the total 'high' (P10) estimate of OOIP and OGIP for the Trio leasehold interest in South Salinas is 2.119 billion STB of oil, and 1.176 TCF of gas.

TABLE 4 Estimated South Salinas OOIP & OGIP within Leasehold

Summary by Area and Reservoir Unit		OOIP & OGIP from Probabalistic Model					
		P90 (Low)		P50 (Medium)		P10 (High)	
Area - Reservoir Unit	Number of Wells on Prospective Areas	Oil, MMSTB	Gas, Bcf	Oil, MMSTB	Gas, Bcf	Oil, MMSTB	Gas, Bcf
Humpback - Monterey Blue	61	132	92	305	214	748	481
Humpback - Vaqueros	7					164	123
Presidents - Monterey Yellow	42	117	35	281	147	638	191
Presidents - Monterey Blue	35	76	53	175	123	429	276
Presidents - Vaqueros	6					141	106
TOTALS	151	325	180	761	483	2,119	1,176

3.4 Probabilistic Modeling of Reserves

The Probabilistic method defines a distribution representing the full range of possible values for input parameters. This includes dependencies between parameters that are also defined and applied. These distributions are randomly sampled using Monte Carlo simulation to compute a full distribution of potential in-place and recoverable quantities of oil, gas, and water. Input distributions for porosity, permeability, water saturation and net productive thickness have been discussed above. In addition, pore volume compressibility was also described with a distribution because its range of uncertainty can impact reservoir pressure and therefore future productivity.

IHS' Harmony Enterprise software was used to construct numerical models for the Monterey Yellow, Monterey Blue and Vaqueros Sand reservoir units. A 'type well' or calibration model was constructed for each reservoir using the average conditions and reservoir properties cited above. In addition, using the probabilistic distributions of porosity, net thickness, water saturation, permeability and pore volume compressibility, the reservoir model was run 500 times, each time the model selecting via Monte Carlo sampling the input parameters according to the ranges and distributions defined. Each simulation run results in a particular value of oil and gas recovery. The cumulative probabilities of the resulting forecasts of ultimate oil and gas recovery are used to identify the reserve values representing the P90, P50 and P10 cases. The model construction consisted of:

1. Selecting the South Salinas well in the Harmony Enterprise database that would be used to model the Monterey Yellow, Blue and Vaqueros Sand reservoirs. A wellbore configuration having an appropriate completion depth for the particular reservoir was constructed.
2. Fluid properties were established based on oil gravity, solution gas-oil-ratio, reservoir temperature, and initial reservoir pressure. Standing's correlation was used for PVT correlations, and the Beggs and Robinson correlation was used for viscosity. A generalized Corey relationship was used for relative permeability, and the end points and exponents were tuned to achieve consistency of oil, gas and water rates with South Salinas test results and analogous reservoir production.
3. A rectangular model size of 40 acres (1320 ft by 1320 ft) was used based on the desire to allow adequate reservoir drainage while minimizing well count.
4. Forecasts were run for 25 years using producing bottomhole pressures that declined from 1000 psia to 250 psia over the life of the forecast.

FIGURE 24 and **FIGURE 25** summarize the P90-P50-P10 model input parameters and results for the Yellow and Blue models, respectively, and show the oil production profile for the probabilistic forecasts. Using the P50 results and inspecting the recovery factors derived from the OOIP and estimated ultimate recovery, the recovery factors for the Yellow and Blue reservoirs are 8.3 and 6.7 percent, respectively. These are reasonable recovery factors for a naturally fractured reservoir having the porosity and permeabilities of the Monterey, and undergoing solution gas drive recovery. **FIGURE 26** and **FIGURE 27** are plots showing oil, water, and gas-oil-ratio (GOR) forecasts for the Yellow and Blue models, respectively, with their P90-P50-P10 cases. The initial stabilized oil rates for the P50 cases are approximately 100 BOPD for the Yellow and Blue reservoirs, which decline very gradually to about 30 BOPD at the end of the 25-year forecast period. GOR's remain at initial GOR for about five years before they begin to increase, reflecting the undersaturated nature of the crude oil and the modest oil rates associated with relatively large values of OOIP (resulting in small rates of pressure depletion).

FIGURE 24 Oil Forecasts & Parameters for P90-P50-P10 Yellow Model


Rate vs Time for Yellow Model
Numerical Model Probablistic Forecasts
Legend
Oil p90
Oil p50
Oil p10
Calculated Oil Rate (stb/d)
3 · 10²
2
10²
6
4
3
2
10¹
2020
2030
2040

Parameter	Unit	p90	p50	p10	Mean	StdDev
k_x	md	2.0984	3.4641	5.7187	3.7113	1.3952
k_y	md	1.0177	2.1907	4.5220	2.5090	1.3791
h	ft	200.6	389.3	716.0	426.4	197.3
ϕ_t	%	8.12	11.82	16.72	12.13	3.20
S_o	%	52.24	55.00	57.76	55.00	2.04
S_w	%	42.24	45.00	47.76	45.00	2.04
c_f	1/psi	5.20e-06	6.71e-06	8.65e-06	6.83e-06	1.28e-06
OGIP	MMscf	839	2005	4558	2362	1487
OOIP	Mstb	2795.6	6683.1	15194.7	7873.9	4957.8
OWIP	Mstb	2732.7	6174.7	13965.9	7326.8	4435.3
EUR_g	MMscf	115	472	1580	680	643
EUR_o	Mstb	167.381	452.234	1173.315	571.344	429.042
EUR_w	Mstb	252.253	584.124	1384.989	717.947	467.773

FIGURE 25 Oil Forecasts & Parameters for P90-P50-P10 Monterey Blue Model


Rate vs Time for Blue Model
Numerical Model Probabalistic Forecasts
Legend
Oil p90
Oil p50
Oil p10
Calculated Oil Rate (stb/d)
5 · 10²
3
2
10²
6
4
3
2
10¹
2020
2030
2040

Parameter	Unit	p90	p50	p10	Mean	StdDev
k_x	md	0.2059	0.4497	0.9959	0.5445	0.3603
k_y	md	0.1438	0.3516	1.0198	0.4932	0.4287
h	ft	200.6	389.3	716.0	426.4	197.3
ϕ_t	%	8.05	10.91	14.62	11.14	2.49
S_o	%	52.24	55.00	57.76	55.00	2.04
S_w	%	42.24	45.00	47.76	45.00	2.04
c_f	1/psi	5.24e-06	6.95e-06	9.00e-06	7.04e-06	1.37e-06
OGIP	MMscf	1512	3500	7878	4172	2613
OOIP	Mstb	2159.7	4999.8	11254.8	5960.6	3732.8
OWIP	Mstb	2426.8	5663.3	12470.3	6634.3	4020.7
EUR_g	MMscf	108	423	2015	779	961
EUR_o	Mstb	134.473	416.189	1259.063	562.980	483.599
EUR_w	Mstb	288.336	761.599	2124.215	996.194	763.233

FIGURE 26 Oil, Water & GOR Forecasts for Monterey Yellow Well


Probabilistic Forecasts for Monterey Yellow
P10 Oil
P50 Oil
P90 Oil
P10 Water
P50 Water
P90 Water
P10 GOR
P50 GOR
P90 GOR
Oil (STB/Day) and Water (Bbls/Day)
1000
100
10
GOR, SCF/STB
10000
1000
100
10/1/2021
10/1/2022
10/1/2023
10/1/2024
10/1/2025
10/1/2026
10/1/2027
10/1/2028
10/1/2029
10/1/2030
10/1/2031
10/1/2032
10/1/2033
10/1/2034
10/1/2035
10/1/2036
10/1/2037
10/1/2038
10/1/2039
10/1/2040
10/1/2041
10/1/2042
10/1/2043
10/1/2044
10/1/2045
Type Well Forecasts Begin October 1, 2021

FIGURE 27 Oil, Water & GOR Forecasts for Monterey Blue Well


Probabilistic Forecasts for Monterey Blue
P10 Oil
P50 Oil
P90 Oil
P10 Water
P50 Water
P90 Water
P10 GOR
P50 GOR
P90 GOR
Oil (STB/Day) and Water (Bbls/Day)
GOR, SCF/STB
1000
100
10
10000
1000
100
Type Well Forecasts Begin October 1, 2021

The P10 forecast of reserves for the Vaqueros Sand was performed differently since the Vaqueros Sand has only P10 reserves and is developed with horizontal wells. The Monterey reservoirs are developed using vertical wells because of the long vertical sections that will be completed. Furthermore, it appears reasonable that laterally continuous, oil-saturated porosity development having matrix permeability that is supplemented with natural fractures can be adequately drained with 40-acre spacing. However, for the Vaqueros Sand one of the questions regarding drainage with horizontal wells is the placement of a lateral wellbore within the Vaqueros Sand to adequately drain the overall net thickness, given the likelihood of very low permeability sand layers impairing vertical movement of oil. To evaluate the impact this could have on oil recovery, a multi-well model using the P10 values of permeability, porosity, and water saturation, was constructed to evaluate lateral and vertical drainage. The P10 input parameters are shown in **FIGURE 28** (as are the P90 and P50 values, which were not used). In the horizontal multi-well model three layers were used to describe the Vaqueros Sand (Upper, Middle, Lower) each having 80 or 100 feet of thickness (total Vaqueros Sand thickness was 280 feet). To evaluate the impact of wellbore placement within notional reservoir stratification, the Upper and Lower layers are assigned permeabilities (0.05 md) that are half of the Middle layer (0.1 md). The results of the simulation indicated that somewhat staggered wellbore placement can be used to optimize vertical and lateral drainage. And for purposes of P10 reserves assignment the forecast of the center well in the model, which was placed in the P10 perm ('higher perm') layer, was used for the

Vaqueros Sand reserve forecast. **FIGURE 29** is a plot of this forecast of oil, water and GOR for the Vaqueros P10 type well.

FIGURE 28 Vaqueros P10 Model & Input for Multi-Well Numerical Model


h=280.0 ft
VACQ-2
VACQ-1
VAQ 3
1341.0 ft
1334.2 ft
Upper Vaqueros
Middle Vaqueros
Lower Vaqueros
x_e=4012.7 ft
Upper Vaqueros
h 100.0 ft
17.25 %
0.00 %
58.00 %
42.00 %
0.0500 md
1.000
Middle Vaqueros
Formation Crossflow
h 100.0 ft
17.25 %
0.00 %
58.00 %
42.00 %
0.1000 md
1.000
Lower Vaqueros
Formation Crossflow
h 80.0 ft
17.25 %
0.00 %
58.00 %
42.00 %
0.0500 md
1.000

Parameter	Unit	p90	p50	p10	Mean	StdDev
k_{matrix}	md	0.0501	0.0707	0.0997	0.0732	0.0199
h	ft	78.6	148.6	275.8	164.3	76.3
ϕ_t	%	10.10	13.31	17.25	13.50	2.67
S_o	%	52.24	55.00	57.76	55.00	2.04
S_w	%	42.24	45.00	47.76	45.00	2.04
c_f	1/psi	5.20e-06	6.71e-06	8.65e-06	6.83e-06	1.28e-06

FIGURE 29 Vaqueros Sand P10 Oil, Water, GOR Forecasts


P10 Forecast of Vaqueros Sand Horizontal Well ('VACQ-1' in Model)
P10 Water
P10 Oil
GOR
Oil, STB/Day and Water, Bbls/Day
GOR, scf/STB
1000.0
100.0
10.0
10000
1000
100
VACQ-2
VACQ-1
VAQ 3
1341.0 ft
1334.2 ft
=4012.7 ft
Upper Vaqueros
Middle Vaqueros
Lower Vaqueros
VACQ-2
VACQ-1
VACQ-3
VAC-1 center well in ~480 acre model
3 Horizontal Wells with 5000' laterals
3-Well EUR = 5.24 MMSTB, or 7.8% of OOIP
10/1/2021
10/1/2023
10/1/2025
10/1/2027
10/1/2029
10/1/2031
10/1/2033
10/1/2035
10/1/2037
10/1/2039
10/1/2041
10/1/2043
10/1/2045
Type Well Forecast Begins 10/1/2021

4 Development Plan and Reserves Forecast

Based on production tests of wells within the leasehold, and analogy to other fields that have produced from the Monterey, particularly West Cat Canyon, it is believed the Monterey Blue will be productive through much of the leasehold as mapped by Trio in the both the Humpback and Presidents project areas. The Monterey Yellow has been shown productive in the Presidents area with the production test from the Hames Valley 3A. It appears unlikely that any well drilled in the mapped prospective (productive) areas would be a 'dry hole'. However, there is uncertainty regarding the initial oil production rates, water cuts, and extended reservoir performance that may be achieved.

Completion testing and short production periods of the BM 2-2, BM 1-2 and the HV-3A have demonstrated that P90 (Proved) oil and gas forecasts of the Monterey Blue and Monterey Yellow at these locations can produce oil at economic rates (economic in the sense that they produce a positive cumulative undiscounted cash flow). The P50 forecasts of wells in these two horizons exhibit (unrisked) rates of return of about 32 and 49 percent for the Blue and Yellow, respectively, using the cost and pricing assumptions of this analysis. The Vaqueros Sand has produced in many California fields having similar stratigraphic and structural settings. And while it is highly prospective at South Salinas it has been reached by only six wells, none of which tested the interval. For these reasons only Possible reserves have been assigned to the Vaqueros Sand.

This reserve report does not evaluate the reserves associated with full development of South Salinas. Rather, it describes a Development Project consisting of a Phase 1 that requires an amount of capital that is associated with the proposed initial public offering, and a Phase 2 that requires capital that Trio Petroleum has indicated will be available upon demonstrated success of Phase 1. Execution of Phase 1 and 2 provides a distribution of wells that proves up the multiple targeted horizons over the larger South Salinas project area. Phase 1 will drill or recomplete seven (7) wells and, with associated infrastructure and regulatory costs, spends $18.6 MM between the effective date of this report and July 2024. Phase 2 will drill 12 additional wells, and with the associated infrastructure costs will require approximately $37.7 MM. The cost of plugging and abandoning wells in about 2046 will require an additional $749,000 and $1,283,000 for Phases 1 and 2, respectively. South Salinas has a close and ready market for oil sales, and it is believed that the most attractive market for gas will be a negotiated sale with Aera, the operator of the giant San Ardo Field.

The development plan is shown in **TABLE 5** and considers the following:

1. Trio currently has three wells permitted for drilling and production test periods that can span 18 months. The HV-1 and HV-4 will target the Monterey Blue, and the HV-2 will target the Monterey Yellow. These locations are well within areas mapped as productive and have been assigned Probable and Possible reserves. The HV-1 and HV-2 are scheduled to be drilled in the second and third quarters of 2022 while HV-4 will be drilled in January 2023. These three wells are strategically located to allow, with demonstrated success, larger prospective areas to be considered Proved. Under the exploration permit for the HV-1, HV-2, and HV-4 wells, hydraulic fracturing and acid-matrix stimulation are not allowed. However, an acid treatment for "wellbore cleanout, maintenance, and removal of formation damage" is allowed. The acid volume that can be used is that which can penetrate up to 36 inches into the formation, according to an "Acid Volume Threshold" calculation.
2. Trio is currently working on the renewal of Conditional Use Permits (CUPs) which will allow five wells to be re-entered to recomplete and/or deepen. The five wells are the BM 1-2, BM 2-2, HV 2-6, HV 3-6 and the HV 1-35. The primary target of each of these wells is the Monterey Blue, although the BM 2-2 may also be used to test the Vaqueros Sand as it was originally TD'd in the Vaqueros. The CUPs are not expected to be completed until the third quarter of 2023. The BM 1-2 may be used for water disposal and is not scheduled for recompletion and oil production.
3. Trio is also working on a long-term development and production permit (including water disposal) which is estimated to require about 18-24 months years to complete. Development drilling beyond the scope of the three wells having exploration permits is therefore scheduled to begin in October of 2023 (22 months from the effective date of this report). Drilling activity is forecast to spud one well every other month with the last Phase 1 well being drilled in April 2024. Phase 2 drilling is scheduled to begin July 2024, drilling one well per month through June 2025.
4. There are currently five drilling pads and Phase 1 will add an additional three pads, so there will be sufficient pads to reach the proposed bottomhole locations of all Phase 1 and 2 wells.

The Phase 1 and 2 drilling schedule is shown in **TABLE 5**. The well locations and targeted horizons have been assigned by Trio Petroleum geologists and engineers. The timing of the wells is in accordance with the permitting process described above and the capital commitment that Trio Petroleum has indicated will be available. The well naming convention identifies the bottomhole placement of the completion and is in accordance with a commonly used (in California) grid of 10 acre spacing whereby the first of the two digit well name reflects the well position from west to east, and the second digit reflects the well position from north to south, as shown in the **FIGURE 30** schematic. The second part of the well name is the section number of the well at its bottomhole location. **FIGURE 31** shows the surface and bottomhole locations for Phase 1

and 2 wells. Note the existing wells that will be re-entered are designated by their current names rather than the naming convention describe above.

TABLE 5 Development Plan - Phase 1 & 2 Wells and Targeted Reservoirs

Phase	Spud (or Re-enter), Mo/Yr	Well (Bottomhole Location)	Monterey Blue	Monterey Yellow	Vaqueros
1	May-22	HV-1 (BHL 87-14)	X		
	Sep-22	HV-2 (88-13)		X	
	Jan-23	HV-4 (54-13)	X		
	Oct-23	HV-3A (34-19)		X	
	Dec-23	BM 2-2 (26-35)	X		
	Feb-24	HV 3-6-RD1 (62-1)	X		
	Apr-24	HV 1-35-RD1 (35-35)	X		
2	Jul-24	*HV 2-6-RD1 (54-1)*	X		
	Aug-24	BM 83-2	X		
	Sep-24	BM 65-35	X		
	Oct-24	BM 48-19	X		
	Nov-24	BM 56-19		X	
	Dec-24	BM 23-1-H			X
	Jan-25	BM 85-14	X		
	Feb-25	BM 53-2	X		
	Mar-25	BM 37-13	X		
	Apr-25	BM 25-19		X	
	May-25	BM 41-24		X	
	Jun-25	BM 73-24		X	
	Total Number of Wells by Horizon		**12**	**6**	**1**

FIGURE 31 Well Naming Convention & Location on 10 Acre Grid


For example:
Well BM 43-9
(at bottomhole)
11 21 31 41 51 61 71 81
12 22 32 42 52 62 72 82
13 23 33 43 53 63 73 83
14 24 34 44 54 64 74 84
15 25 35 45 55 65 75 85
16 26 36 46 56 66 76 86
17 27 37 47 57 67 77 87
18 28 38 48 58 68 78 88
9

FIGURE 30 Phase 1 & Phase 2 Well Locations


Phase 1
Phase 2
T24S-R10E
T24S-R10E
HV 1-35-RD1
BM 2-2
BM 1-2-RD1
HV 3-6-RD1
HV#4
HV#1-ALT
HV#2
HV-3A
BM_65-35
BM 23-1-H
BM_83-2
BM 53-2
BM 2-6-RD1
BM 85-14
BM 37-13
BM 41-24
BM 73-24
BM 25-19
BM 56-19
BM 48-19
Symbol Nomenclature:
Surface drilling pad
Monterey Blue bottomhole
Monterey Yellow bottomhole
(BM 23-1-H is horizontal Vaqueros well)

5 Economic Analysis

The economic analysis used Landmark's ARIES software to schedule production and costs, incorporate interests, and calculate cash flows. The production forecasts used the respective P50 and P10 forecasts for the Monterey Yellow, Monterey Blue and Vaqueros Sand (**FIGURES 26, 27 and 29**). Wells are scheduled per the Development Plan in **TABLE 5**. For each well, drilling and completion costs were applied at spud month and year, and production was initiated two months later. While the drilling and completion costs are considered reasonable based on the costs to drill and complete similar wells in other California fields, as of this reporting date Trio is in the process of preparing updated AFE's to reflect current costs of rigs, pipe, and requisite services. The costs to P&A wells and cleanup surface locations are included for each of the existing and planned wells. These costs vary from $114,000 to $140,700 per well depending on current well condition or planned mechanical configuration and depth. Other economic input is summarized in **TABLE 6.**

TABLE 6 South Salinas Economic Parameters

Reservoir or Parameter	Completed Well Costs, M$ (also Interests, Prices)	Comment
Monterey Yellow	$3,000	new well
Monterey Blue	$4,000	new well
Vaqueros	$5,500	new well
HV-3A	$1,000	mill window/sidetrack
BM 2-2	$2,500	mill window/sidetrack
HV 3-6	$2,500	sidetrack/deepen
Trio Working Interest	82.74853%	
Trio NRI	66.19882%	
Operating Expenses	10,500	$/Well/Month
Production Taxes		
Severance - Oil	0.60	$/bbl
Severance - gas	0.60	$/10 Mcf
Advalorem	2.00	% of Sales
Prices		
Oil	65.99	$ per Barrel
Gas	3.72	$ per MCF

The price deck was based on SEC guidance in its "Modernization of Oil and Gas Reporting" (Effective January 1, 2010) in which it specified use of *"12-month average price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period."* The oil and gas prices derived in this manner are shown in **TABLE 7**. Oil prices used Chevron's posting of Buena Vista Hills crude oil of 26 degrees API. No gravity adjustment was applied to the prices used in this report. Unlike oil, there is not a benchmark gas price for the South Salinas area. Based on discussions with Trio it is anticipated that marketing the gas to Aera, the operator of the San Ardo Field, as an end user will be the optimum market for gas. The San Ardo Field area is at the southern end of a PG&E gas line from the Sacramento Valley that has limited capacity, so the local area is reportedly gas-supply constrained. The benchmark price for gas sales was therefore assumed to be Henry Hub with a 10 percent premium based on reported gas prices being received by producers in the Sacramento Valley north of South Salinas.

Since it is unlikely that a gas sales contract can be executed until the development permit is acquired, the gas produced from the three permitted wells is assumed to be flared until the permit is received. So, gas sales do not begin until October 2023. Similarly, since a water disposal well may not be permitted until approval of the Development Plan, the production from the HV-1, HV-2 and HV-4 was burdened with a water disposal cost of $8 per barrel until October 2023 (and it is assumed that the water production rate will be equal to the oil production rate). This additional expense was removed in the fourth quarter of 2023 with approval of the Development Plan.

TABLE 7 First-of-Month Oil & Gas Benchmark Pricing

Posting Date	Buena Vista Hills (26 API)	Henry Hub Spot Prices, $/MMBTU
October 1, 2021	81.68	5.61
September 1, 2021	74.64	4.45
August 1, 2021	75.56	4.02
July 1, 2021	79.28	3.79
June 1, 2021	73.52	3.02
May 1, 2021	70.79	2.96
April 1, 2021	67.75	2.52
March 1, 2021	66.94	2.70
February 1, 2021	59.85	2.88
January 1, 2021	52.92	2.60
December 1, 2020	48.60	3.03
November 1, 2020	40.36	3.03
AVERAGES	**65.99**	**3.38**

Certain expenses will be required for regulatory and permitting work, and for water disposal and surface facilities. These costs are shown in **TABLE 8** and are based on input from Trio.

TABLE 8 Estimated Capital for Permitting & Field Infrastructure

Item	Other CAPEX - Deployment Schedule & Costs Per Quarter or Half Year, $M Applied Against P50 Reserves												
	2022				2023				2024		2025		TOTALS
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	H1	H2	H1	H2	
CUP Renewal	30	30	30	30	30								150
Full EIR	20	20	20	20	20	20							120
Production/Development Permit	20	20	20	20	20	20							120
Leasehold Maintenance	50												50
Water Disposal Well (recomplete BM 1-2) & Facility							750						750
Gas gathering, compression and connection to sales								150	150	500			800
													0
Centralized separation, testing & tankage										500	500	500	1,500
Additional gas gathering & compression										250	250	250	750
Additional water disposal well & facilities											1,000	500	1,500
TOTALS	120	70	70	70	70	40	750	150	150	1,250	1,750	1,250	5,740

6 Economic Results

The Aires economic runs were conducted as follows:

1. The Probable (2P or P50) case were run, all with associated CAPEX and OPEX.
2. The Probable + Possible (3P or P10) cases were run, all with associated CAPEX and OPEX.
3. The incremental Possible (P3) economics are derived by subtracting the total 2P case from the total 3P case, so the incremental Possible reserves do not carry any of the CAPEX and OPEX cost. In other words, it is assumed that there are no incremental costs associated with a well producing the additional oil and gas attributed to the incremental Possible reserves.
4. The exception to number 3 above is the Vaqueros well that is drilled in Phase 2. The Vaqueros has only been assigned Possible reserves, so its P3 case is burdened by the appropriate CAPEX and OPEX associated with that well.

TABLES 9 and 10 present a one-line summary of the oil and gas reserves, and cumulative net discounted cash flow for each well in Phases 1 and 2, respectively. **TABLES 11 through 16** provide the detailed economic output for the Phase 1 Probable, Phase 2 Probable and Total Probable Reserves, and the Phase 1 Incremental Possible, Phase 2 Incremental Possible and Total Possible Reserves, respectively. **FIGURE 32** is a plot of oil and gas rates versus time, showing the summed forecasts for the 2P and 3P cases. **TABLE 17 through TABLE 21** provide economic output for 'typical' wells, namely the BM 56-19 (Monterey Yellow well, P50 and P10 cases), the BM 53-2 (Monterey Blue well, P50 and P10 cases) and the BM 23-1-H (Vaqueros Sand well, P10 case), respectively, which are scheduled to be drilled in 2023.

TABLE 10 One-Line Economic Summary for Phase 1 Wells

Well	Reservoir	Start Date, Mo-Yr	8/8ths Oil, MSTB	8/8ths Gas, MMCF	Net Oil, MSTB	Net Gas, MMCF	Total Revenue, $M	Total Expense, $M	Net Capital Investment, $M	Undisc. BFIT, $M	NCF Disc.@ 10%, $M	Rate-of-Return
Phase 1 Probable (P50) Cases												
HV-1 (BHL 87-14)	BLUE	Jul-22	415.9	422.5	275.3	279.7	19,148	3,413	3,426	12,309	3,501	29.0%
HV-2 (88-13)	YELLOW	Nov-22	451.9	471.7	299.2	312.3	20,886	3,390	2,577	14,919	4,844	45.2%
HV-4 (54-13)	BLUE	Mar-23	415.9	422.5	275.3	279.7	19,180	3,283	3,426	12,470	3,417	30.4%
HV-3A (34-19)	YELLOW	Dec-23	451.9	471.7	299.2	312.3	20,904	3,219	922	16,763	5,897	75.0%
BM 2-2 (26-35)	BLUE	Feb-24	415.9	422.5	275.3	279.7	19,209	3,169	2,176	13,864	4,263	61.8%
HV 3-6-RD1 (62-1)	BLUE	Apr-24	415.9	422.5	275.3	279.7	19,209	3,169	2,183	13,857	4,195	61.8%
HV 1-35-RD1 (35-35)	BLUE	Jun-24	415.9	422.5	275.3	279.7	19,209	3,169	3,416	12,624	3,144	32.3%
Phase 1 Probable + Possible (P10) Cases												
HV-1 (BHL 87-14)	BLUE	Jul-22	1,258.2	2,013.6	832.9	1,333.0	59,694	5,297	3,426	50,971	21,364	>75%
HV-2 (88-13)	YELLOW	Nov-22	1,172.5	1,578.9	776.2	1,045.2	55,057	4,714	2,577	47,766	18,685	>75%
HV-4 (54-13)	BLUE	Mar-23	1,258.2	2,013.6	832.9	1,333.0	59,811	4,824	3,426	51,560	20,528	>75%
HV-3A (34-19)	YELLOW	Dec-23	1,172.5	1,578.9	776.2	1,045.2	55,109	4,227	922	49,960	18,656	>75%
BM 2-2 (26-35)	BLUE	Feb-24	1,258.2	2,013.6	832.9	1,333.0	59,923	4,373	2,176	53,374	20,274	>75%
HV 3-6-RD1 (62-1)	BLUE	Apr-24	1,258.2	2,013.6	832.9	1,333.0	59,923	4,373	2,183	53,366	19,954	>75%
HV 1-35-RD1 (35-35)	BLUE	Jun-24	1,258.2	2,013.6	832.9	1,333.0	59,923	4,373	3,416	52,134	18,654	>75%

TABLE 9 One-Line Economic Summary for Phase 2 Wells

Well	Reservoir	Start Date, Mo-Yr	8/8ths Oil, MSTB	8/8ths Gas, MMCF	Net Oil, MSTB	Net Gas, MMCF	Total Revenue, $M	Total Expense, $M	Net Capital Investment, $M	Undisc. BFIT, $M	NCF Disc.@ 10%, $M	Rate-of-Return
Phase 2 Probable (P50) Cases												
BM 2-6-RD1 (54-1)	BLUE	Sep-24	415.9	422.5	275.3	279.7	19,209	3,169	3,393	12,647	3,071	32.3%
BM 83-2	BLUE	Oct-24	415.9	422.5	275.3	279.7	19,209	3,169	3,426	12,614	3,045	32.3%
BM 65-35	BLUE	Nov-24	415.9	422.5	275.3	279.7	19,209	3,169	3,426	12,614	3,020	32.3%
BM 48-19	BLUE	Dec-24	415.9	422.5	275.3	279.7	19,209	3,169	3,426	12,614	2,997	32.3%
BM 56-19	YELLOW	Jan-25	451.9	471.7	299.2	312.3	20,904	3,219	2,577	15,108	4,075	49.0%
BM 85-14	BLUE	Mar-25	415.9	422.5	275.3	279.7	19,209	3,169	3,426	12,614	2,926	32.3%
BM 53-2	BLUE	Apr-25	415.9	422.5	275.3	279.7	19,209	3,169	3,426	12,614	2,903	32.3%
BM 37-13	BLUE	May-25	415.9	422.5	275.3	279.7	19,209	3,169	3,426	12,614	2,880	32.3%
BM 25-19	YELLOW	Jun-25	451.9	471.7	299.2	312.3	20,904	3,219	2,577	15,108	3,916	49.0%
BM 41-24	YELLOW	Jul-25	451.9	471.7	299.2	312.3	20,904	3,219	2,577	15,108	3,885	49.0%
BM 73-24	YELLOW	Aug-25	451.9	471.7	299.2	312.3	20,904	3,219	2,577	15,108	3,855	49.0%
Phase 2 Probable + Possible (P10) Cases												
BM 2-6-RD1 (54-1)	BLUE	Sep-24	1,258.2	2,013.6	832.9	1,333.0	59,923	4,373	3,393	52,157	18,216	>75%
BM 83-2	BLUE	Oct-24	1,258.2	2,013.6	832.9	1,333.0	59,923	4,373	3,426	52,123	18,070	>75%
BM 65-35	BLUE	Nov-24	1,258.2	2,013.6	832.9	1,333.0	59,923	4,373	3,426	52,123	17,927	>75%
BM 48-19	BLUE	Dec-24	1,258.2	2,013.6	832.9	1,333.0	59,923	4,373	3,426	52,123	17,785	>75%
BM 56-19	YELLOW	Jan-25	1,172.5	1,578.9	776.2	1,045.2	55,109	4,227	2,577	48,306	15,583	>75%
BM 23-1-H	VAQUEROS	Feb-25	2,185.9	1,961.2	1,447.1	1,298.3	100,322	5,540	4,675	90,106	27,351	>75%
BM 85-14	BLUE	Mar-25	1,258.2	2,013.6	832.9	1,333.0	59,923	4,373	3,426	52,123	17,366	>75%
BM 53-2	BLUE	Apr-25	1,258.2	2,013.6	832.9	1,333.0	59,923	4,373	3,426	52,123	17,229	>75%
BM 37-13	BLUE	May-25	1,258.2	2,013.6	832.9	1,333.0	59,923	4,373	3,426	52,123	17,093	>75%
BM 25-19	YELLOW	Jun-25	1,172.5	1,578.9	776.2	1,045.2	55,109	4,227	2,577	48,306	14,976	>75%
BM 41-24	YELLOW	Jul-25	1,172.5	1,578.9	776.2	1,045.2	55,109	4,227	2,577	48,306	14,858	>75%
BM 73-24	YELLOW	Aug-25	1,172.5	1,578.9	776.2	1,045.2	55,109	4,227	2,577	48,306	14,740	>75%

FIGURE 32 Production Forecasts of 2P & 3P Reserves


Forecast of Monthly Oil & Gas Production to Gross (8/8ths) Interest
South Salinas Development Plan
P10 OIL
P50 OIL
P10 GAS
P50 GAS
Oil, STB/Mo. and Gas, MCF/Mo.
1,000,000
100,000
10,000
1,000
100
Jan-22
Jan-23
Jan-24
Jan-25
Jan-26
Jan-27
Jan-28
Jan-29
Jan-30
Jan-31
Jan-32
Jan-33
Jan-34
Jan-35
Jan-36
Jan-37
Jan-38
Jan-39
Jan-40
Jan-41
Jan-42
Jan-43
Jan-44
Jan-45
Jan-46
Jan-47

TABLE 11 Economic Output for Phase 1 Probable (P50) Reserves

RSV CAT = P50
STS_COMMENT = 1

DATE : 01/27/2022
TIME : 14:48:21
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S A N D E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	23.258	13.366	15.397	8.848	65.990	0.000	1016.027	0.000	1016.027
12-2023	88.576	46.823	58.636	30.996	65.990	1.301	3869.414	40.339	3909.753
12-2024	182.611	101.678	120.886	67.310	65.990	3.720	7977.269	250.393	8227.662
12-2025	179.349	101.857	118.727	67.428	65.990	3.720	7834.782	250.832	8085.614
12-2026	162.864	93.134	107.814	61.654	65.990	3.720	7114.641	229.352	7343.993
12-2027	153.615	86.935	101.692	57.550	65.990	3.720	6710.629	214.086	6924.715
12-2028	147.283	82.459	97.500	54.587	65.990	3.720	6434.007	203.062	6637.068
12-2029	141.718	80.619	93.815	53.369	65.990	3.720	6190.878	198.533	6389.410
12-2030	136.676	80.441	90.478	53.251	65.990	3.720	5970.625	198.094	6168.719
12-2031	131.606	81.957	87.122	54.255	65.990	3.720	5749.174	201.827	5951.001
12-2032	126.964	84.400	84.049	55.872	65.990	3.720	5546.370	207.844	5754.214
12-2033	122.367	88.018	81.006	58.267	65.990	3.720	5345.555	216.752	5562.308
12-2034	118.222	92.500	78.262	61.234	65.990	3.720	5164.488	227.791	5392.280
12-2035	114.285	97.782	75.655	64.731	65.990	3.720	4992.490	240.798	5233.288
S TOT	1829.394	1131.970	1211.037	749.351	65.990	3.576	79916.344	2679.704	82596.048
AFTER	1153.977	1923.812	763.919	1273.541	65.990	3.720	50411.004	4737.572	55148.580
TOTAL	2983.370	3055.782	1974.956	2022.892	65.990	3.667	130327.344	7417.275	137744.624

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	20.125	9.769	223.476	0.000	0.000	6065.467	-5302.810	-5302.810	-5010.930
12-2023	77.454	37.042	681.670	0.000	0.000	7041.899	-3928.312	-9231.122	-8421.526
12-2024	163.022	76.570	651.645	0.000	0.000	5502.777	1833.648	-7397.474	-7145.107
12-2025	160.207	75.282	729.842	0.000	0.000	0.000	7120.283	-277.191	-2117.734
12-2026	145.512	68.388	729.842	0.000	0.000	0.000	6400.252	6123.060	1988.733
12-2027	137.205	64.468	729.842	0.000	0.000	0.000	5993.200	12116.260	5483.774
12-2028	131.506	61.775	729.842	0.000	0.000	0.000	5713.946	17830.206	8512.738
12-2029	126.598	59.491	729.842	0.000	0.000	0.000	5473.479	23303.684	11150.441
12-2030	122.225	57.482	729.842	0.000	0.000	0.000	5259.170	28562.854	13454.437
12-2031	117.909	55.528	729.842	0.000	0.000	0.000	5047.721	33610.576	15464.741
12-2032	114.009	53.782	729.842	0.000	0.000	0.000	4856.582	38467.156	17223.062
12-2033	110.204	52.099	729.842	0.000	0.000	0.000	4670.162	43137.320	18760.198
12-2034	106.833	50.631	729.842	0.000	0.000	0.000	4504.974	47642.292	20108.142
12-2035	103.680	49.277	729.842	0.000	0.000	0.000	4350.488	51992.780	21291.502
S TOT	1636.489	771.583	9585.052	0.000	0.000	18610.144	51992.780	51992.780	21291.502
AFTER	1092.276	534.764	9192.533	0.000	0.000	749.122	43579.888	95572.664	28194.346
TOTAL	2728.766	1306.347	18777.584	0.000	0.000	19359.266	95572.672	95572.664	28194.346

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	8.0	0.0	LIFE, YRS.	27.58	5.00	49746.604
GROSS ULT., MB & MMF	2983.371	3055.782	DISCOUNT %	10.00	15.00	16791.606
GROSS CUM., MB & MMF	0.000	0.000	UNDISCOUNTED PAYOUT, YRS.	4.21	20.00	10156.302
GROSS RES., MB & MMF	2983.371	3055.782	DISCOUNTED PAYOUT, YRS.	4.68	25.00	6000.332
NET RES., MB & MMF	1974.956	2022.892	UNDISCOUNTED NET/INVEST.	5.94	30.00	3248.475
NET REVENUE, M$	130327.352	7417.276	DISCOUNTED NET/INVEST.	2.74	35.00	1348.830
INITIAL PRICE, $	65.990	2.180	RATE-OF-RETURN, PCT.	39.98	45.00	-990.581
INITIAL N.I., PCT.	66.199	66.199	INITIAL W.I., PCT.	82.749	55.00	-2272.679
					65.00	-3007.975
					75.00	-3436.535

TABLE 12 Economic Output for Phase 2 Probable (P50) Reserves

RSV CAT = P50
STS_COMMENT = 2

DATE : 01/27/2022
TIME : 14:52:18
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	30.695	20.543	20.320	13.599	65.990	3.720	1340.917	50.588	1391.505
12-2025	276.274	154.346	182.890	102.175	65.990	3.720	12068.920	380.092	12449.012
12-2026	293.911	156.135	194.566	103.359	65.990	3.720	12839.381	384.497	13223.878
12-2027	265.087	143.969	175.484	95.306	65.990	3.720	11580.202	354.538	11934.739
12-2028	249.359	132.746	165.073	87.876	65.990	3.720	10893.164	326.900	11220.064
12-2029	238.650	125.005	157.984	82.752	65.990	3.720	10425.336	307.838	10733.173
12-2030	229.905	120.482	152.194	79.758	65.990	3.720	10043.290	296.698	10339.989
12-2031	221.790	119.213	146.822	78.918	65.990	3.720	9688.806	293.574	9982.380
12-2032	213.345	121.156	141.232	80.204	65.990	3.720	9319.890	298.358	9618.248
12-2033	206.337	125.709	136.593	83.218	65.990	3.720	9013.753	309.569	9323.322
12-2034	198.890	131.182	131.663	86.841	65.990	3.720	8688.415	323.047	9011.463
12-2035	191.835	137.165	126.993	90.801	65.990	3.720	8380.252	337.781	8718.033
S TOT	2616.078	1487.650	1731.813	984.807	65.990	3.720	114282.320	3663.481	117945.800
AFTER	2102.950	3356.483	1392.128	2221.952	65.990	3.720	91866.552	8265.662	100132.208
TOTAL	4719.029	4844.133	3123.941	3206.759	65.990	3.720	206148.864	11929.143	218078.016

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	27.570	13.008	86.886	0.000	0.000	16756.577	-15492.536	-15492.536	-11855.603
12-2025	246.663	115.865	912.302	0.000	0.000	19859.646	-8685.464	-24178.000	-18409.386
12-2026	262.019	122.941	1146.894	0.000	0.000	0.000	11692.024	-12485.976	-10903.585
12-2027	236.475	111.009	1146.894	0.000	0.000	0.000	10440.361	-2045.615	-4813.782
12-2028	222.315	104.316	1146.894	0.000	0.000	0.000	9746.538	7700.923	353.428
12-2029	212.668	99.755	1146.894	0.000	0.000	0.000	9273.854	16974.776	4822.659
12-2030	204.878	96.102	1146.894	0.000	0.000	0.000	8892.114	25866.890	8718.122
12-2031	197.791	92.828	1146.894	0.000	0.000	0.000	8544.866	34411.756	12121.383
12-2032	190.574	89.551	1146.894	0.000	0.000	0.000	8191.228	42602.984	15087.024
12-2033	184.727	86.949	1146.894	0.000	0.000	0.000	7904.750	50507.736	17688.802
12-2034	178.545	84.208	1146.894	0.000	0.000	0.000	7601.814	58109.552	19963.336
12-2035	172.728	81.644	1146.894	0.000	0.000	0.000	7316.767	65426.320	21953.652
S TOT	2336.952	1098.176	12468.132	0.000	0.000	36616.224	65426.320	65426.320	21953.652
AFTER	1983.272	968.594	16204.226	0.000	0.000	1275.320	79700.800	145127.104	34000.696
TOTAL	4320.225	2066.770	28672.358	0.000	0.000	37891.544	145127.120	145127.104	34000.696

	OIL	GAS
GROSS WELLS	12.0	0.0
GROSS ULT., MB & MMF	4719.029	4844.134
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	4719.029	4844.134
NET RES., MB & MMF	3123.941	3206.759
NET REVENUE, M$	206148.880	11929.144
INITIAL PRICE, $	65.990	3.720
INITIAL N.I., PCT.	66.199	66.199

LIFE, YRS.	28.75
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	6.38
DISCOUNTED PAYOUT, YRS.	7.10
UNDISCOUNTED NET/INVEST.	4.83
DISCOUNTED NET/INVEST.	2.25
RATE-OF-RETURN, PCT.	32.62
INITIAL W.I., PCT.	82.749

P.W. %	P.W., M$
5.00	67780.632
15.00	17520.810
20.00	8766.227
25.00	3822.236
30.00	915.070
35.00	-833.028
45.00	-2518.078
55.00	-3057.974
65.00	-3120.589
75.00	-2981.860

TABLE 13 Economic Output for Total (Phase 1+2) Probable (P50) Reserves

RSV CAT = P50

DATE : 01/27/2022
TIME : 14:44:55
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	23.258	13.366	15.397	8.848	65.990	0.000	1016.027	0.000	1016.027
12-2023	88.576	46.823	58.636	30.996	65.990	1.301	3869.414	40.339	3909.753
12-2024	213.306	122.221	141.206	80.909	65.990	3.720	9318.186	300.981	9619.167
12-2025	455.623	256.203	301.617	169.603	65.990	3.720	19903.700	630.924	20534.624
12-2026	456.775	249.269	302.380	165.013	65.990	3.720	19954.022	613.849	20567.874
12-2027	418.702	230.904	277.176	152.856	65.990	3.720	18290.830	568.624	18859.454
12-2028	396.643	215.205	262.573	142.463	65.990	3.720	17327.172	529.962	17857.132
12-2029	380.368	205.625	251.799	136.121	65.990	3.720	16616.212	506.370	17122.584
12-2030	366.580	200.923	242.672	133.009	65.990	3.720	16013.913	494.792	16508.708
12-2031	353.396	201.170	233.944	133.172	65.990	3.720	15437.980	495.401	15933.380
12-2032	340.309	205.556	225.280	136.076	65.990	3.720	14866.260	506.202	15372.462
12-2033	328.704	213.726	217.598	141.484	65.990	3.720	14359.306	526.322	14885.629
12-2034	317.112	223.682	209.924	148.075	65.990	3.720	13852.905	550.838	14403.741
12-2035	306.120	234.947	202.648	155.532	65.990	3.720	13372.741	578.580	13951.321
S TOT	4445.472	2619.620	2942.850	1734.158	65.990	3.658	194198.672	6343.185	200541.872
AFTER	3256.928	5280.295	2156.047	3495.493	65.990	3.720	142277.552	13003.234	155280.784
TOTAL	7702.400	7899.915	5098.897	5229.651	65.990	3.699	336476.224	19346.420	355822.656

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	20.125	9.769	223.476	0.000	0.000	6065.467	-5302.810	-5302.810	-5010.930
12-2023	77.454	37.042	681.670	0.000	0.000	7041.899	-3928.312	-9231.122	-8421.526
12-2024	190.592	89.578	738.530	0.000	0.000	22259.352	-13658.887	-22890.008	-19000.708
12-2025	406.870	191.146	1642.144	0.000	0.000	19859.646	-1565.181	-24455.188	-20527.118
12-2026	407.531	191.328	1876.736	0.000	0.000	0.000	18092.276	-6362.912	-8914.848
12-2027	373.680	175.477	1876.736	0.000	0.000	0.000	16433.561	10070.649	669.996
12-2028	353.821	166.091	1876.736	0.000	0.000	0.000	15460.486	25531.136	8866.170
12-2029	339.267	159.247	1876.736	0.000	0.000	0.000	14747.332	40278.468	15973.104
12-2030	327.102	153.584	1876.736	0.000	0.000	0.000	14151.284	54429.752	22172.562
12-2031	315.700	148.357	1876.736	0.000	0.000	0.000	13592.588	68022.336	27586.128
12-2032	304.583	143.333	1876.736	0.000	0.000	0.000	13047.809	81070.144	32310.092
12-2033	294.932	139.048	1876.736	0.000	0.000	0.000	12574.912	93645.056	36449.008
12-2034	285.378	134.839	1876.736	0.000	0.000	0.000	12106.790	105751.848	40071.488
12-2035	276.408	130.921	1876.736	0.000	0.000	0.000	11667.255	117419.104	43245.164
S TOT	3973.442	1869.760	22053.182	0.000	0.000	55226.368	117419.104	117419.104	43245.164
AFTER	3075.549	1503.358	25396.760	0.000	0.000	2024.443	123280.680	240699.792	62195.060
TOTAL	7048.991	3373.118	47449.944	0.000	0.000	57250.812	240699.776	240699.792	62195.060

	OIL	GAS
GROSS WELLS	20.0	0.0
GROSS ULT., MB & MMF	7702.399	7899.915
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	7702.399	7899.915
NET RES., MB & MMF	5098.898	5229.651
NET REVENUE, M$	336476.224	19346.420
INITIAL PRICE, $	65.990	3.100
INITIAL N.I., PCT.	66.199	66.199

LIFE, YRS.	28.75
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	5.55
DISCOUNTED PAYOUT, YRS.	6.10
UNDISCOUNTED NET/INVEST.	5.20
DISCOUNTED NET/INVEST.	2.43
RATE-OF-RETURN, PCT.	36.07
INITIAL W.I., PCT.	82.749

P.W. %	P.W., M$
5.00	117527.248
15.00	34312.416
20.00	18922.526
25.00	9822.568
30.00	4163.544
35.00	515.803
45.00	-3508.660
55.00	-5330.654
65.00	-6128.564
75.00	-6418.395

TABLE 14 Economic Output for Phase 1 Incremental Possible (P3) Reserves

STS COMMENT = 1

DATE : 10/19/2022
TIME : 11:37:11
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S A N D E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	62.014	36.924	41.052	24.443	65.990	0.000	2709.040	0.000	2709.040
12-2023	213.363	118.900	141.244	78.710	65.990	1.261	9320.675	99.231	9419.906
12-2024	450.494	263.357	298.222	174.339	65.990	3.720	19679.654	648.542	20328.198
12-2025	425.628	251.884	281.761	166.745	65.990	3.720	18593.380	620.290	19213.670
12-2026	382.089	227.651	252.939	150.702	65.990	3.720	16691.415	560.612	17252.026
12-2027	356.950	212.999	236.296	141.003	65.990	3.720	15593.199	524.531	16117.729
12-2028	333.688	212.984	220.898	140.993	65.990	3.720	14577.049	524.494	15101.543
12-2029	306.036	222.528	202.592	147.311	65.990	3.720	13369.038	547.996	13917.033
12-2030	283.941	238.080	187.966	157.606	65.990	3.720	12403.859	586.296	12990.155
12-2031	263.981	259.125	174.752	171.538	65.990	3.720	11531.900	638.121	12170.021
12-2032	247.050	286.457	163.544	189.631	65.990	3.720	10792.296	705.429	11497.724
12-2033	232.033	314.443	153.603	208.157	65.990	3.720	10136.290	774.346	10910.636
12-2034	217.639	346.922	144.074	229.658	65.990	3.720	9507.454	854.328	10361.784
12-2035	204.835	384.824	135.598	254.749	65.990	3.720	8948.140	947.666	9895.805
S TOT	3979.741	3377.078	2634.542	2235.586	65.990	3.593	173853.392	8031.882	181885.280
AFTER	1672.919	6792.886	1107.453	4496.811	65.990	3.720	73080.792	16728.135	89808.920
TOTAL	5652.660	10169.965	3741.994	6732.397	65.990	3.678	246934.176	24760.016	271694.208

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	53.659	26.098	410.523	0.000	0.000	0.000	2218.760	2218.760	2030.362
12-2023	186.609	89.469	928.248	0.000	0.000	0.000	8215.582	10434.342	9013.370
12-2024	402.776	189.393	0.000	0.000	0.000	0.000	19736.030	30170.372	24275.936
12-2025	380.692	179.061	0.000	0.000	0.000	0.000	18653.920	48824.292	37448.220
12-2026	341.824	160.805	0.000	0.000	0.000	0.000	16749.400	65573.692	48194.360
12-2027	319.350	150.238	0.000	0.000	0.000	0.000	15648.144	81221.840	57320.556
12-2028	299.211	140.998	0.000	0.000	0.000	0.000	14661.334	95883.176	65094.664
12-2029	275.733	130.394	0.000	0.000	0.000	0.000	13510.909	109394.088	71607.032
12-2030	257.358	122.236	0.000	0.000	0.000	0.000	12610.562	122004.648	77133.512
12-2031	241.098	115.144	0.000	0.000	0.000	0.000	11813.780	133818.432	81838.952
12-2032	227.764	109.505	0.000	0.000	0.000	0.000	11160.456	144978.880	85880.184
12-2033	216.120	104.652	0.000	0.000	0.000	0.000	10589.864	155568.736	89365.976
12-2034	205.231	100.224	0.000	0.000	0.000	0.000	10056.328	165625.056	92375.336
12-2035	195.983	96.644	0.000	0.000	0.000	0.000	9603.177	175228.240	94987.904
S TOT	3603.408	1714.860	1338.771	0.000	0.000	0.000	175228.240	175228.240	94987.904
AFTER	1777.493	934.280	0.000	0.000	0.000	0.000	87097.160	262325.408	108854.592
TOTAL	5380.902	2649.140	1338.771	0.000	0.000	0.000	262325.408	262325.408	108854.592

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	0.0	0.0	LIFE, YRS.	27.58	5.00	159837.408
GROSS ULT., MB & MMF	5652.660	10169.964	DISCOUNT %	10.00	15.00	80090.672
GROSS CUM., MB & MMF	0.000	0.000	UNDISCOUNTED PAYOUT, YRS.	0.00	20.00	62166.040
GROSS RES., MB & MMF	5652.660	10169.964	DISCOUNTED PAYOUT, YRS.	0.00	25.00	50118.620
NET RES., MB & MMF	3741.994	6732.398	UNDISCOUNTED NET/INVEST.	0.00	30.00	41547.160
NET REVENUE, M$	246934.160	24760.018	DISCOUNTED NET/INVEST.	0.00	35.00	35179.684
INITIAL PRICE, $	65.990	2.192	RATE-OF-RETURN, PCT.	200.00	45.00	26432.400
INITIAL N.I., PCT.	66.199	66.199	INITIAL W.I., PCT.	82.749	55.00	20778.816
					65.00	16874.706
					200.00	3693.818

TABLE 15 Economic Output for Phase 2 Incremental Possible (P3) Reserves

STS COMMENT = 2

DATE : 10/19/2022
TIME : 11:34:06
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	94.035	62.139	62.250	41.136	65.990	3.720	4107.873	153.024	4260.897
12-2025	843.916	515.655	558.662	341.357	65.990	3.720	36866.116	1269.850	38135.968
12-2026	818.817	491.452	542.047	325.335	65.990	3.720	35769.688	1210.248	36979.936
12-2027	731.907	438.483	484.514	290.270	65.990	3.720	31973.070	1079.806	33052.876
12-2028	684.782	398.500	453.317	263.802	65.990	3.720	29914.420	981.343	30895.764
12-2029	636.540	382.154	421.382	252.981	65.990	3.720	27807.000	941.090	28748.092
12-2030	585.942	388.273	387.887	257.032	65.990	3.720	25596.638	956.160	26552.796
12-2031	541.850	398.539	358.698	263.828	65.990	3.720	23670.494	981.440	24651.932
12-2032	506.513	427.855	335.306	283.235	65.990	3.720	22126.818	1053.634	23180.450
12-2033	476.110	465.940	315.179	308.447	65.990	3.720	20798.676	1147.422	21946.096
12-2034	452.703	505.160	299.684	334.410	65.990	3.720	19776.156	1244.004	21020.164
12-2035	428.840	554.715	283.887	367.215	65.990	3.720	18733.720	1366.040	20099.760
S TOT	6801.955	5028.864	4502.814	3329.048	65.990	3.720	297140.672	12384.060	309524.736
AFTER	4162.424	12498.888	2755.476	8274.117	65.990	3.720	181833.824	30779.714	212613.552
TOTAL	10964.379	17527.752	7258.290	11603.165	65.990	3.720	478974.496	43163.776	522138.304

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	84.422	39.818	0.000	0.000	0.000	4551.167	-414.512	-414.512	-295.576
12-2025	755.606	355.679	95.574	0.000	0.000	0.000	36929.104	36514.592	25651.176
12-2026	732.704	344.748	104.263	0.000	0.000	0.000	35798.220	72312.816	48633.036
12-2027	654.895	308.125	104.263	0.000	0.000	0.000	31985.600	104298.416	67289.632
12-2028	612.159	287.819	104.263	0.000	0.000	0.000	29891.522	134189.936	83137.272
12-2029	569.602	268.008	104.263	0.000	0.000	0.000	27806.218	161996.160	96542.352
12-2030	526.093	248.154	104.263	0.000	0.000	0.000	25674.290	187670.448	107792.376
12-2031	488.418	231.049	104.263	0.000	0.000	0.000	23828.202	211498.656	117285.080
12-2032	459.246	218.177	104.263	0.000	0.000	0.000	22398.766	233897.424	125395.840
12-2033	434.770	207.614	104.263	0.000	0.000	0.000	21199.452	255096.880	132373.960
12-2034	416.406	199.875	104.263	0.000	0.000	0.000	20299.620	275396.512	138448.288
12-2035	398.148	192.365	104.263	0.000	0.000	0.000	19404.984	294801.504	143726.752
S TOT	6132.466	2901.431	1138.206	0.000	0.000	4551.167	294801.504	294801.504	143726.752
AFTER	4209.276	2149.732	1468.372	0.000	0.000	124.123	204662.048	499463.488	174621.248
TOTAL	10341.742	5051.164	2606.578	0.000	0.000	4675.290	499463.552	499463.488	174621.248

	OIL	GAS
GROSS WELLS	1.0	0.0
GROSS ULT., MB & MMF	10964.379	17527.752
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	10964.379	17527.752
NET RES., MB & MMF	7258.290	11603.164
NET REVENUE, M$	478974.496	43163.776
INITIAL PRICE, $	65.990	3.720
INITIAL N.I., PCT.	66.199	66.199

LIFE, YRS.	28.75
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	3.18
DISCOUNTED PAYOUT, YRS.	3.18
UNDISCOUNTED NET/INVEST.	107.83
DISCOUNTED NET/INVEST.	52.35
RATE-OF-RETURN, PCT.	200.00
INITIAL W.I., PCT.	82.749

P.W. %	P.W., M$
5.00	278319.904
15.00	119074.856
20.00	86051.856
25.00	64816.916
30.00	50340.060
35.00	40026.236
45.00	26671.018
55.00	18714.302
65.00	13640.584
200.00	975.010

TABLE 16 Economic Output for Total (Phase 1+2) Incremental Possible Reserves

Grand Total

DATE : 10/19/2022
TIME : 11:39:31
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	62.014	36.924	41.052	24.443	65.990	0.000	2709.040	0.000	2709.040
12-2023	213.363	118.900	141.244	78.710	65.990	1.261	9320.675	99.231	9419.906
12-2024	544.529	325.496	360.472	215.475	65.990	3.720	23787.528	801.566	24589.096
12-2025	1269.543	767.539	840.423	508.102	65.990	3.720	55459.492	1890.140	57349.632
12-2026	1200.906	719.103	794.986	476.038	65.990	3.720	52461.096	1770.860	54231.960
12-2027	1088.857	651.482	720.810	431.273	65.990	3.720	47566.272	1604.337	49170.608
12-2028	1018.470	611.484	674.215	404.795	65.990	3.720	44491.472	1505.837	45997.304
12-2029	942.576	604.681	623.974	400.292	65.990	3.720	41176.032	1489.086	42665.124
12-2030	869.883	626.354	575.852	414.639	65.990	3.720	38000.496	1542.456	39542.956
12-2031	805.831	657.664	533.450	435.366	65.990	3.720	35202.388	1619.561	36821.952
12-2032	753.564	714.312	498.850	472.866	65.990	3.720	32919.112	1759.062	34678.168
12-2033	708.143	780.383	468.783	516.604	65.990	3.720	30934.964	1921.768	32856.740
12-2034	670.342	852.081	443.758	564.068	65.990	3.720	29283.620	2098.332	31381.944
12-2035	633.676	939.539	419.486	621.964	65.990	3.720	27681.858	2313.706	29995.564
S TOT	10781.694	8405.941	7137.356	5564.635	65.990	3.669	470994.048	20415.942	491409.984
AFTER	5835.344	19291.774	3862.928	12770.928	65.990	3.720	254914.624	47507.856	302422.464
TOTAL	16617.038	27697.716	11000.284	18335.564	65.990	3.704	725908.672	67923.800	793832.448

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	53.659	26.098	410.523	0.000	0.000	0.000	2218.760	2218.760	2030.362
12-2023	186.609	89.469	928.248	0.000	0.000	0.000	8215.582	10434.342	9013.370
12-2024	487.198	229.212	0.000	0.000	0.000	4551.168	19321.516	29755.858	23980.360
12-2025	1136.298	534.740	95.574	0.000	0.000	0.000	55583.028	85338.888	63099.400
12-2026	1074.528	505.554	104.263	0.000	0.000	0.000	52547.612	137886.496	96827.400
12-2027	974.245	458.363	104.263	0.000	0.000	0.000	47633.736	185520.224	124610.192
12-2028	911.370	428.817	104.263	0.000	0.000	0.000	44552.856	230073.088	148231.936
12-2029	845.334	398.402	104.263	0.000	0.000	0.000	41317.128	271390.208	168149.392
12-2030	783.451	370.390	104.263	0.000	0.000	0.000	38284.852	309675.072	184925.888
12-2031	729.515	346.192	104.263	0.000	0.000	0.000	35641.980	345317.056	199124.032
12-2032	687.010	327.682	104.263	0.000	0.000	0.000	33559.224	378876.288	211276.016
12-2033	650.889	312.266	104.263	0.000	0.000	0.000	31789.316	410665.600	221739.936
12-2034	621.637	300.099	104.263	0.000	0.000	0.000	30355.948	441021.536	230823.632
12-2035	594.131	289.009	104.263	0.000	0.000	0.000	29008.160	470029.696	238714.656
S TOT	9735.873	4616.292	2476.976	0.000	0.000	4551.168	470029.696	470029.696	238714.656
AFTER	5986.770	3084.013	1468.372	0.000	0.000	124.123	291759.200	761788.928	283475.872
TOTAL	15722.642	7700.304	3945.348	0.000	0.000	4675.291	761788.928	761788.928	283475.872

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	1.0	0.0	LIFE, YRS.	28.75	5.00	438157.376
GROSS ULT., MB & MMF	16617.036	27697.720	DISCOUNT %	10.00	15.00	199165.520
GROSS CUM., MB & MMF	0.000	0.000	UNDISCOUNTED PAYOUT, YRS.	0.00	20.00	148217.872
GROSS RES., MB & MMF	16617.036	27697.720	DISCOUNTED PAYOUT, YRS.	0.00	25.00	114935.536
NET RES., MB & MMF	11000.286	18335.562	UNDISCOUNTED NET/INVEST.	163.94	30.00	91887.208
NET REVENUE, M$	725908.800	67923.792	DISCOUNTED NET/INVEST.	84.36	35.00	75205.920
INITIAL PRICE, $	65.990	3.145	RATE-OF-RETURN, PCT.	200.00	45.00	53103.424
INITIAL N.I., PCT.	66.199	66.199	INITIAL W.I., PCT.	82.749	55.00	39493.116
					65.00	30515.288
					200.00	4668.828

TABLE 17 Economic Output for BM 56-19 Monterey Yellow Probable (P50) Case

25
2
01/01/2025
BM 56-19
YELLOW
P50

DATE : 01/27/2022
TIME : 14:39:56
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2025	30.628	8.777	20.276	5.810	65.990	3.720	1337.990	21.615	1359.604
12-2026	27.036	8.173	17.898	5.411	65.990	3.720	1181.058	20.128	1201.186
12-2027	25.595	7.598	16.943	5.030	65.990	3.720	1118.100	18.712	1136.812
12-2028	24.491	7.118	16.213	4.712	65.990	3.720	1069.870	17.530	1087.400
12-2029	23.592	6.850	15.618	4.535	65.990	3.720	1030.614	16.869	1047.483
12-2030	22.846	6.914	15.124	4.577	65.990	3.720	998.028	17.026	1015.055
12-2031	22.030	7.419	14.583	4.911	65.990	3.720	962.357	18.269	980.626
12-2032	21.333	8.347	14.122	5.526	65.990	3.720	931.903	20.556	952.458
12-2033	20.590	9.244	13.630	6.119	65.990	3.720	899.447	22.764	922.211
12-2034	19.787	10.265	13.099	6.795	65.990	3.720	864.396	25.278	889.674
12-2035	18.932	11.586	12.533	7.670	65.990	3.720	827.053	28.531	855.584
S TOT	256.860	92.292	170.038	61.096	65.990	3.720	11220.816	227.277	11448.093
AFTER	195.065	379.407	129.131	251.163	65.990	3.720	8521.331	934.325	9455.657
TOTAL	451.925	471.698	299.169	312.259	65.990	3.720	19742.148	1161.602	20903.750

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	0.000	0.000	0.000	0.000	0.000	2482.456	-2482.456	-2482.456	-1865.106
12-2025	26.942	12.514	104.263	0.000	0.000	0.000	1215.886	-1266.570	-1005.623
12-2026	23.802	11.063	104.263	0.000	0.000	0.000	1062.057	-204.514	-324.244
12-2027	22.527	10.468	104.263	0.000	0.000	0.000	999.554	795.041	258.666
12-2028	21.548	10.010	104.263	0.000	0.000	0.000	951.579	1746.619	763.108
12-2029	20.757	9.643	104.263	0.000	0.000	0.000	912.820	2659.440	1202.995
12-2030	20.114	9.349	104.263	0.000	0.000	0.000	881.328	3540.768	1589.069
12-2031	19.432	9.045	104.263	0.000	0.000	0.000	847.887	4388.654	1926.753
12-2032	18.873	8.805	104.263	0.000	0.000	0.000	820.517	5209.172	2223.792
12-2033	18.273	8.545	104.263	0.000	0.000	0.000	791.129	6000.301	2484.193
12-2034	17.628	8.267	104.263	0.000	0.000	0.000	759.516	6759.816	2711.461
12-2035	16.952	7.980	104.263	0.000	0.000	0.000	726.389	7486.206	2909.056
S TOT	226.848	105.689	1146.894	0.000	0.000	2482.456	7486.206	7486.206	2909.056
AFTER	187.262	92.548	1459.684	0.000	0.000	94.333	7621.828	15108.033	4074.885
TOTAL	414.110	198.237	2606.578	0.000	0.000	2576.789	15108.034	15108.033	4074.885

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	1.0	0.0	LIFE, YRS.	28.17	5.00	7485.830
GROSS ULT., MB & MMF	451.925	471.698	DISCOUNT %	10.00	15.00	2361.592
GROSS CUM., MB & MMF	0.000	0.000	UNDISCOUNTED PAYOUT, YRS.	5.37	20.00	1418.846
GROSS RES., MB & MMF	451.925	471.698	DISCOUNTED PAYOUT, YRS.	5.72	25.00	863.098
NET RES., MB & MMF	299.169	312.259	UNDISCOUNTED NET/INVEST.	6.86	30.00	518.467
NET REVENUE, M$	19742.148	1161.602	DISCOUNTED NET/INVEST.	3.18	35.00	296.820
INITIAL PRICE, $	65.990	3.720	RATE-OF-RETURN, PCT.	48.95	45.00	52.498
INITIAL N.I., PCT.	66.199	66.199	INITIAL W.I., PCT.	82.749	55.00	-58.891
					65.00	-109.192
					75.00	-129.586

TABLE 18 Economic Output for BM 56-19 Monterey Yellow Possible (P10) Case

26
2
01/01/2025
BM 56-19
YELLOW
P10

DATE : 01/27/2022
TIME : 14:39:56
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2025	87.194	24.923	57.722	16.499	65.990	3.720	3809.054	61.376	3870.430
12-2026	76.899	22.956	50.906	15.197	65.990	3.720	3359.309	56.531	3415.840
12-2027	72.430	20.766	47.948	13.747	65.990	3.720	3164.072	51.139	3215.211
12-2028	68.765	19.130	45.522	12.664	65.990	3.720	3003.991	47.110	3051.101
12-2029	65.463	19.533	43.336	12.931	65.990	3.720	2859.722	48.102	2907.824
12-2030	62.132	21.477	41.131	14.218	65.990	3.720	2714.205	52.890	2767.096
12-2031	58.952	25.010	39.025	16.556	65.990	3.720	2575.291	61.588	2636.880
12-2032	56.086	30.108	37.128	19.931	65.990	3.720	2450.108	74.144	2524.252
12-2033	53.760	35.898	35.589	23.764	65.990	3.720	2348.501	88.401	2436.902
12-2034	51.602	43.345	34.160	28.694	65.990	3.720	2254.201	106.740	2360.941
12-2035	49.100	51.510	32.504	34.099	65.990	3.720	2144.925	126.848	2271.773
S TOT	702.384	314.656	464.970	208.299	65.990	3.720	30683.376	774.871	31458.248
AFTER	470.128	1264.240	311.219	836.912	65.990	3.720	20537.354	3113.312	23650.666
TOTAL	1172.512	1578.896	776.189	1045.211	65.990	3.720	51220.728	3888.184	55108.912

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	0.000	0.000	0.000	0.000	0.000	2482.456	-2482.456	-2482.456	-1865.106
12-2025	76.696	35.623	104.263	0.000	0.000	0.000	3653.847	1171.391	717.472
12-2026	67.688	31.456	104.263	0.000	0.000	0.000	3212.434	4383.825	2778.430
12-2027	63.712	29.593	104.263	0.000	0.000	0.000	3017.642	7401.467	4538.258
12-2028	60.461	28.073	104.263	0.000	0.000	0.000	2858.304	10259.772	6053.540
12-2029	57.621	26.777	104.263	0.000	0.000	0.000	2719.162	12978.934	7364.053
12-2030	54.831	25.531	104.263	0.000	0.000	0.000	2582.470	15561.404	8495.472
12-2031	52.249	24.409	104.263	0.000	0.000	0.000	2455.958	18017.362	9473.670
12-2032	50.016	23.473	104.263	0.000	0.000	0.000	2346.500	20363.862	10323.249
12-2033	48.282	22.779	104.263	0.000	0.000	0.000	2261.577	22625.440	11067.546
12-2034	46.774	22.217	104.263	0.000	0.000	0.000	2187.686	24813.126	11722.136
12-2035	45.004	21.548	104.263	0.000	0.000	0.000	2100.957	26914.082	12293.616
S TOT	623.335	291.480	1146.894	0.000	0.000	2482.456	26914.082	26914.082	12293.616
AFTER	468.274	236.946	1459.684	0.000	0.000	94.333	21391.430	48305.516	15582.731
TOTAL	1091.610	528.426	2606.578	0.000	0.000	2576.789	48305.512	48305.516	15582.731

	OIL	GAS
GROSS WELLS	1.0	0.0
GROSS ULT., MB & MMF	1172.512	1578.896
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	1172.512	1578.896
NET RES., MB & MMF	776.189	1045.211
NET REVENUE, M$	51220.728	3888.184
INITIAL PRICE, $	65.990	3.720
INITIAL N.I., PCT.	66.199	66.199

LIFE, YRS.	28.17
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	3.85
DISCOUNTED PAYOUT, YRS.	3.89
UNDISCOUNTED NET/INVEST.	19.75
DISCOUNTED NET/INVEST.	9.33
RATE-OF-RETURN, PCT.	75.00
INITIAL W.I., PCT.	82.749

P.W. %	P.W., M$
5.00	25924.914
15.00	10167.894
20.00	7036.338
25.00	5081.460
30.00	3788.203
35.00	2893.830
45.00	1782.596
55.00	1156.836
65.00	779.089
75.00	539.307

TABLE 19 Economic Output for BM 53-2 Monterey Blue Probable (P50) Case

32
2
04/01/2025
BM 53-2
BLUE
P10

DATE : 01/27/2022
TIME : 14:39:56
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2025	96.796	64.375	64.078	42.616	65.990	3.720	4228.512	158.530	4387.043
12-2026	97.978	65.703	64.860	43.495	65.990	3.720	4280.122	161.800	4441.922
12-2027	83.813	59.009	55.483	39.063	65.990	3.720	3661.344	145.315	3806.659
12-2028	78.163	53.305	51.743	35.287	65.990	3.720	3414.534	131.269	3545.803
12-2029	73.863	50.623	48.896	33.512	65.990	3.720	3226.662	124.665	3351.326
12-2030	68.052	50.808	45.050	33.635	65.990	3.720	2972.840	125.120	3097.961
12-2031	63.587	51.134	42.094	33.850	65.990	3.720	2777.787	125.922	2903.709
12-2032	59.277	52.815	39.240	34.963	65.990	3.720	2589.474	130.062	2719.537
12-2033	55.588	56.370	36.799	37.316	65.990	3.720	2428.334	138.817	2567.150
12-2034	52.474	59.062	34.737	39.098	65.990	3.720	2292.305	145.445	2437.750
12-2035	49.438	62.243	32.727	41.204	65.990	3.720	2159.672	153.280	2312.952
S TOT	779.029	625.448	515.708	414.039	65.990	3.720	34031.584	1540.225	35571.812
AFTER	479.172	1388.144	317.206	918.935	65.990	3.720	20932.430	3418.437	24350.864
TOTAL	1258.201	2013.591	832.914	1332.974	65.990	3.720	54964.016	4958.662	59922.676

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2025	86.921	41.004	78.197	0.000	0.000	3309.941	870.980	870.980	492.630
12-2026	88.008	41.526	104.263	0.000	0.000	0.000	4208.125	5079.105	3195.542
12-2027	75.420	35.634	104.263	0.000	0.000	0.000	3591.341	8670.446	5290.612
12-2028	70.253	33.163	104.263	0.000	0.000	0.000	3338.124	12008.570	7060.328
12-2029	66.400	31.348	104.263	0.000	0.000	0.000	3149.315	15157.885	8578.432
12-2030	61.378	29.048	104.263	0.000	0.000	0.000	2903.272	18061.156	9850.528
12-2031	57.528	27.287	104.263	0.000	0.000	0.000	2714.630	20775.786	10932.164
12-2032	53.878	25.642	104.263	0.000	0.000	0.000	2535.754	23311.540	11850.343
12-2033	50.857	24.318	104.263	0.000	0.000	0.000	2387.712	25699.252	12636.353
12-2034	48.291	23.188	104.263	0.000	0.000	0.000	2262.007	27961.260	13313.255
12-2035	45.817	22.109	104.263	0.000	0.000	0.000	2140.763	30102.022	13895.652
S TOT	704.751	334.267	1120.829	0.000	0.000	3309.941	30102.022	30102.022	13895.652
AFTER	482.108	245.460	1485.750	0.000	0.000	116.427	22021.120	52123.144	17229.040
TOTAL	1186.859	579.727	2606.578	0.000	0.000	3426.368	52123.144	52123.144	17229.040

	OIL	GAS
GROSS WELLS	1.0	0.0
GROSS ULT., MB & MMF	1258.201	2013.591
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	1258.201	2013.591
NET RES., MB & MMF	832.914	1332.974
NET REVENUE, M$	54964.012	4958.661
INITIAL PRICE, $	65.990	3.720
INITIAL N.I., PCT.	66.199	66.199

LIFE, YRS.	28.42
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	3.96
DISCOUNTED PAYOUT, YRS.	4.00
UNDISCOUNTED NET/INVEST.	16.21
DISCOUNTED NET/INVEST.	8.07
RATE-OF-RETURN, PCT.	75.00
INITIAL W.I., PCT.	82.749

P.W. %	P.W., M$
5.00	28319.976
15.00	11355.796
20.00	7919.062
25.00	5751.128
30.00	4304.584
35.00	3297.513
45.00	2038.038
55.00	1324.964
65.00	893.523
75.00	619.531

TABLE 20 Economic Output for BM 53-2 Monterey Blue Possible (P10) Case

32
2
04/01/2025
BM 53-2
BLUE
P10

DATE : 01/27/2022
TIME : 14:39:56
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2025	96.796	64.375	64.078	42.616	65.990	3.720	4228.512	158.530	4387.043
12-2026	97.978	65.703	64.860	43.495	65.990	3.720	4280.122	161.800	4441.922
12-2027	83.813	59.009	55.483	39.063	65.990	3.720	3661.344	145.315	3806.659
12-2028	78.163	53.305	51.743	35.287	65.990	3.720	3414.534	131.269	3545.803
12-2029	73.863	50.623	48.896	33.512	65.990	3.720	3226.662	124.665	3351.326
12-2030	68.052	50.808	45.050	33.635	65.990	3.720	2972.840	125.120	3097.961
12-2031	63.587	51.134	42.094	33.850	65.990	3.720	2777.787	125.922	2903.709
12-2032	59.277	52.815	39.240	34.963	65.990	3.720	2589.474	130.062	2719.537
12-2033	55.588	56.370	36.799	37.316	65.990	3.720	2428.334	138.817	2567.150
12-2034	52.474	59.062	34.737	39.098	65.990	3.720	2292.305	145.445	2437.750
12-2035	49.438	62.243	32.727	41.204	65.990	3.720	2159.672	153.280	2312.952
S TOT	779.029	625.448	515.708	414.039	65.990	3.720	34031.584	1540.225	35571.812
AFTER	479.172	1388.144	317.206	918.935	65.990	3.720	20932.430	3418.437	24350.864
TOTAL	1258.201	2013.591	832.914	1332.974	65.990	3.720	54964.016	4958.662	59922.676

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2025	86.921	41.004	78.197	0.000	0.000	3309.941	870.980	870.980	492.630
12-2026	88.008	41.526	104.263	0.000	0.000	0.000	4208.125	5079.105	3195.542
12-2027	75.420	35.634	104.263	0.000	0.000	0.000	3591.341	8670.446	5290.612
12-2028	70.253	33.163	104.263	0.000	0.000	0.000	3338.124	12008.570	7060.328
12-2029	66.400	31.348	104.263	0.000	0.000	0.000	3149.315	15157.885	8578.432
12-2030	61.378	29.048	104.263	0.000	0.000	0.000	2903.272	18061.156	9850.528
12-2031	57.528	27.287	104.263	0.000	0.000	0.000	2714.630	20775.786	10932.164
12-2032	53.878	25.642	104.263	0.000	0.000	0.000	2535.754	23311.540	11850.343
12-2033	50.857	24.318	104.263	0.000	0.000	0.000	2387.712	25699.252	12636.353
12-2034	48.291	23.188	104.263	0.000	0.000	0.000	2262.007	27961.260	13313.255
12-2035	45.817	22.109	104.263	0.000	0.000	0.000	2140.763	30102.022	13895.652
S TOT	704.751	334.267	1120.829	0.000	0.000	3309.941	30102.022	30102.022	13895.652
AFTER	482.108	245.460	1485.750	0.000	0.000	116.427	22021.120	52123.144	17229.040
TOTAL	1186.859	579.727	2606.578	0.000	0.000	3426.368	52123.144	52123.144	17229.040

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	1.0	0.0	LIFE, YRS.	28.42	5.00	28319.976
GROSS ULT., MB & MMF	1258.201	2013.591	DISCOUNT %	10.00	15.00	11355.796
GROSS CUM., MB & MMF	0.000	0.000	UNDISCOUNTED PAYOUT, YRS.	3.96	20.00	7919.062
GROSS RES., MB & MMF	1258.201	2013.591	DISCOUNTED PAYOUT, YRS.	4.00	25.00	5751.128
NET RES., MB & MMF	832.914	1332.974	UNDISCOUNTED NET/INVEST.	16.21	30.00	4304.584
NET REVENUE, M$	54964.012	4958.661	DISCOUNTED NET/INVEST.	8.07	35.00	3297.513
INITIAL PRICE, $	65.990	3.720	RATE-OF-RETURN, PCT.	75.00	45.00	2038.038
INITIAL N.I., PCT.	66.199	66.199	INITIAL W.I., PCT.	82.749	55.00	1324.964
					65.00	893.523
					75.00	619.531

TABLE 21 Economic Output for BM 23-1-H Vaqueros Possible (P10) Case

27
2
02/01/2025
BM 23-1-H
VAQ
P10

DATE : 01/27/2022
TIME : 14:39:56
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S A N D E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2025	151.913	113.925	100.565	75.417	65.990	3.720	6636.270	280.551	6916.822
12-2026	142.008	106.544	94.008	70.531	65.990	3.720	6203.569	262.374	6465.944
12-2027	126.440	94.864	83.702	62.799	65.990	3.720	5523.490	233.613	5757.102
12-2028	113.808	85.388	75.340	56.526	65.990	3.720	4971.670	210.277	5181.948
12-2029	102.685	76.918	67.976	50.919	65.990	3.720	4485.734	189.417	4675.150
12-2030	93.279	69.892	61.750	46.268	65.990	3.720	4074.862	172.116	4246.978
12-2031	87.233	64.225	57.747	42.516	65.990	3.720	3810.756	158.159	3968.915
12-2032	83.232	60.030	55.099	39.739	65.990	3.720	3635.962	147.829	3783.792
12-2033	81.073	57.587	53.669	38.122	65.990	3.720	3541.632	141.814	3683.446
12-2034	79.845	55.766	52.857	36.916	65.990	3.720	3488.004	137.329	3625.333
12-2035	79.076	54.354	52.348	35.982	65.990	3.720	3454.418	133.852	3588.270
S TOT	1140.593	839.493	755.059	555.735	65.990	3.720	49826.368	2067.333	51893.696
AFTER	1045.356	1121.670	692.013	742.532	65.990	3.720	45665.960	2762.221	48428.180
TOTAL	2185.950	1961.164	1447.073	1298.267	65.990	3.720	95492.328	4829.554	100321.872

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	0.000	0.000	0.000	0.000	0.000	4551.169	-4551.169	-4551.169	-3392.310
12-2025	137.039	64.864	95.575	0.000	0.000	0.000	6619.344	2068.175	1265.420
12-2026	128.106	60.636	104.263	0.000	0.000	0.000	6172.938	8241.113	5227.488
12-2027	114.062	53.989	104.263	0.000	0.000	0.000	5484.788	13725.902	8427.466
12-2028	102.667	48.595	104.263	0.000	0.000	0.000	4926.422	18652.324	11040.202
12-2029	92.626	43.841	104.263	0.000	0.000	0.000	4434.420	23086.744	13178.434
12-2030	84.143	39.826	104.263	0.000	0.000	0.000	4018.746	27105.490	14939.698
12-2031	78.634	37.199	104.263	0.000	0.000	0.000	3748.818	30854.308	16432.912
12-2032	74.967	35.444	104.263	0.000	0.000	0.000	3569.118	34423.424	17725.104
12-2033	72.979	34.489	104.263	0.000	0.000	0.000	3471.714	37895.140	18867.624
12-2034	71.828	33.929	104.263	0.000	0.000	0.000	3415.313	41310.452	19889.338
12-2035	71.094	33.567	104.263	0.000	0.000	0.000	3379.345	44689.796	20808.356
S TOT	1028.146	486.380	1138.206	0.000	0.000	4551.169	44689.796	44689.796	20808.356
AFTER	959.368	459.760	1468.372	0.000	0.000	124.123	45416.560	90106.360	27350.770
TOTAL	1987.515	946.140	2606.578	0.000	0.000	4675.292	90106.352	90106.360	27350.770

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	1.0	0.0	LIFE, YRS.	28.25	5.00	46486.736
GROSS ULT., MB & MMF	2185.950	1961.163	DISCOUNT %	10.00	15.00	17693.592
GROSS CUM., MB & MMF	0.000	0.000	UNDISCOUNTED PAYOUT, YRS.	3.85	20.00	12230.349
GROSS RES., MB & MMF	2185.950	1961.163	DISCOUNTED PAYOUT, YRS.	3.89	25.00	8856.472
NET RES., MB & MMF	1447.073	1298.267	UNDISCOUNTED NET/INVEST.	20.27	30.00	6632.080
NET REVENUE, M$	95492.328	4829.553	DISCOUNTED NET/INVEST.	9.04	35.00	5092.400
INITIAL PRICE, $	65.990	3.720	RATE-OF-RETURN, PCT.	75.00	45.00	3169.861
INITIAL N.I., PCT.	66.199	66.199	INITIAL W.I., PCT.	82.749	55.00	2077.349
					65.00	1411.872
					75.00	986.031

TABLE 22 Glossary of Terms Used to Characterize Reserves & Projects

Reserve Category	Industry Acronym (1)	PRMS Term (2)	PRMS Summary Definition
Proved Developed Producing	PDP	On Production	Expected from completion intervals that are open and producing at effective date.
Proved Developed Non-Producing	PDNP	On Production	Shut-in or behind pipe.
Proved Developed Behind Pipe	PDBP	Behind Pipe	Requires relatively low expenditure (relative to drilling new well) to complete and put on production.
Proved Developed Shut-In	PDSI	Shut-in	Interval open at time of estimate but which has not started production, or wells incapable of production that can be remediated at low cost.
Proved Undeveloped	PUD		Expected to be recovered through future investments (e.g., new wells on undrilled acreage, deepenings, infill, requires relatively large expenditure).
(Total) Proved		P1	Incremental category of reserves with "reasonable certainty" of being recovered (using deterministic method), or at least a 90% probability (P90) that the quantities recovered will equal or exceed the estimate (probabilistic method).
Probable	PROB	P2	An incremental category (P50-P90) of estimated recoverable quantities associated with a defined degree of uncertainty. Additional Reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than Proved Reserves, but more certain to be recovered than Possible Reserves.
Possible	POSS	P3	An incremental category (P10-P50) of estimated recoverable quantities associated with a defined degree of uncertainty. Additional Reserves less likely to be recovered than Probable Reserves.
Drilled but Uncompleted	DUC		
Aggregated Reserve Categories			
Proved		1P (or P90)	Low Estimate, if Deterministic Scenario Method used. If probabilistic methods used, 90% probability that actual quantities > 1P
Proved + Probable		2P (or P50)	Best Estimate, or 50% Probability that actual quantities > 2P
Proved + Probable + Possible		3P (or P10)	High Estimate, or 10% Probability that actual quantities > 3P
Other Terms Used in Evaluations			
Deterministic Method		Assessment method based on discrete estimate(s) made based on available geoscience, engineering, and economic data and corresponds to a given level of certainty.	
Probabilistic Method		Method of estimating reserves when known geoscience and engineering data are used to generate a continuous range of estimates and their associated probabilities.	
Project		Defined activities that constitute the development of a field and have an associated range of estimated recoverable reserves.	
Reasonable Expectation		Indicates a high degree of confidence (low risk of failure) that the project will proceed with commercial development, or the referenced event will occur. (Differs from Reasonable Certainty, which applies to resources quantity technical confidence, while reasonable expectation relates to commercial confidence).	

(1) Oil and Gas Property Evaluation, John D. Wright, Copyright 2021 by Thompson Wright, LLC
(2) Petroleum Resources Management System, Version 1.01, Appendix A, Copyright 2018 Society of Petroleum Engineers

Additional Terms based on Securities and Exchange Commission Rule 4-10(a) of Regulation S-X

Term	Summary Definition
Reserves	Quantities of oil and gas estimated to be economically producible, as of a given date, by application of development projects to known accumulations.
Undeveloped Oil and Gas Reserves	Reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion
Development Project	Means by which petroleum resources are brought to the status of economically producible. A project typically has a definite cost estimate, time schedule and investment decision that is approved by management.
Deterministic Estimate	When a single value for each parameter (from geoscience and engineering data) in the reserves calculation is used in the reserves estimation procedure.
Probabilistic Estimate	When the full range of values that could reasonably occur for each parameter (from geoscience and engineering data) is used to generate a full range of possible outcomes and their associated probabilities of occurrence.